                                                                    Exhibit 4.18



                                                                  EXECUTION COPY


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                            MASTER SECURITY AGREEMENT


                                  by and among


                       SERVICE MERCHANDISE COMPANY, INC.,
                       a debtor and debtor-in-possession

                                       and


                                 THE GUARANTORS,
                     each a debtor and debtor-in-possession

                                   as Grantors


                                       and


                               CITICORP USA, INC.
                             as Administrative Agent




                           Dated: as of March 29, 1999




================================================================================

                                TABLE OF CONTENTS

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                                                                                                              PAGE
SECTION 1         DEFINED TERMS
         1.1      Definitions....................................................................................2
         1.2      Other Definitional Provisions..................................................................8

SECTION 2         GUARANTEE
         2.1      Guarantee......................................................................................8
         2.2      Deferral of Subrogation........................................................................9
         2.3      Amendments, etc. with Respect to the Obligations; Waiver of Rights.............................9
         2.4      Guarantee Absolute and Unconditional..........................................................10

SECTION 3         GRANT OF SECURITY INTEREST
         3.1      Security......................................................................................11
         3.2      Perfection of Security Interests..............................................................12
         3.3      Rights of Lenders; Limitations on Lenders' Obligations........................................13
         3.4      Performance by the Lenders of Grantors' Obligations...........................................14
         3.5      Limitation on Lenders' Duty in Respect of Collateral..........................................14
         3.6      Remedies, Rights Upon Default.................................................................14
         3.7      Automatic Stay................................................................................16
         3.8      Administrative Agent's Appointment as Attorney-in-Fact........................................16
         3.9      Super-Priority Claims.........................................................................18

SECTION 4         INVESTMENT PROPERTY
         4.1      Pledge........................................................................................18
         4.2      After-Acquired Pledged Securities.............................................................19
         4.3      Cash Dividends; Exercise of Rights............................................................20
         4.4      Rights of the Administrative Agent and the Secured Parties....................................20
         4.5      Remedies and Rights Upon Event of Default.....................................................21
         4.6      Registration Rights...........................................................................22
         4.7      Possession of Pledged Securities..............................................................23
         4.8      Cash Equivalents..............................................................................23

SECTION 5         CASH DOMINION SYSTEM; COLLATERAL ACCOUNT; DISTRIBUTIONS
         5.1      Cash Dominion System..........................................................................25
         5.2      The Collateral Account........................................................................26
         5.3      Control of Collateral Account.................................................................26
         5.4      Investment of Funds Deposited in Collateral Account...........................................27
         5.5      Application of Moneys.........................................................................27
         5.6      Amounts Held for Contingent Obligations.......................................................28
         5.7      Administrative Agent's Calculations...........................................................29
         5.8      Pro Rata Sharing..............................................................................29

SECTION 6         POSSESSION AND USE OF COLLATERAL; PARTIAL RELEASES
         6.1      Use Prior to Notice of Acceleration...........................................................29
         6.2      Releases......................................................................................30
         6.3      Insurance and Condemnation Proceeds; Liquidating Dividends....................................30


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
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
SECTION 7         GRANTOR REPRESENTATIONS AND WARRANTIES REGARDING COLLATERAL
         7.1      Representations in Credit Agreement...........................................................31
         7.2      Title; No Other Liens.........................................................................31
         7.3      Perfected First Priority Liens................................................................31
         7.4      Chief Executive Office........................................................................31
         7.5      Inventory and Equipment.......................................................................31
         7.6      Farm Products.................................................................................31
         7.7      Pledged Securities............................................................................31
         7.8      Intellectual Property.........................................................................32

SECTION 8         GRANTOR COVENANTS REGARDING COLLATERAL
         8.1      Covenants in Credit Agreement.................................................................32
         8.2      Delivery of Instruments and Chattel Paper.....................................................32
         8.3      Insurance.....................................................................................33
         8.4      Maintenance of Perfected Security Interest; Further Documentation.............................33
         8.5      Changes in Locations, Name, etc...............................................................33
         8.6      Receivables...................................................................................33
         8.7      Intellectual Property.........................................................................33
         8.8      Maintenance of Records........................................................................34
         8.9      Further Assurances............................................................................35

SECTION 9         CERTAIN REMEDIAL PROVISIONS
         9.1      Notice of Default; Notice of Acceleration.....................................................35
         9.2      Right to Initiate Judicial Proceedings........................................................36
         9.3      Right to Appoint a Receiver...................................................................36
         9.4      Exercise of Powers; Instructions of Majority Secured Parties..................................36
         9.5      Remedies Not Exclusive, Etc...................................................................37
         9.6      Waiver and Estoppel...........................................................................37
         9.7      Limitation on Administrative Agent's Duty in Respect of Collateral............................38
         9.8      Limitation by Law.............................................................................38
         9.9      Rights of Secured Parties under Secured Instruments...........................................38
         9.10     Overdrafts....................................................................................39
         9.11     Set-Off.......................................................................................39

SECTION 10        THE ADMINISTRATIVE AGENT
         10.1     Exculpatory Provisions........................................................................39
         10.2     Delegation of Duties..........................................................................40
         10.3     Reliance by Administrative Agent..............................................................40
         10.4     Limitations on Duties of the Administrative Agent.............................................41
         10.5     Resignation and Removal of the Administrative Agent...........................................42
         10.6     Merger of the Administrative Agent............................................................42
         10.7     Co-Collateral Administrative Agent; Separate Administrative Agents............................42
         10.8     Treatment of Payee or Indorsee by Administrative Agent; Representatives of Secured Parties....43
         10.9     Indemnification...............................................................................44




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
                                                                                                              PAGE
SECTION 11        MISCELLANEOUS
         11.1     Amendments, Supplements and Waivers...........................................................44
         11.2     Notices.......................................................................................45
         11.3     No Waiver by Course of Conduct; Cumulative Remedies...........................................45
         11.4     Enforcement Expenses, Indemnification.........................................................45
         11.5     Successors and Assigns........................................................................45
         11.6     Counterparts..................................................................................46
         11.7     Severability..................................................................................46
         11.8     Integration...................................................................................46
         11.9     GOVERNING LAW.................................................................................46
         11.10    Certain Waivers...............................................................................46
         11.11    Acknowledgments...............................................................................46
         11.12    Termination...................................................................................47
         11.13    WAIVER OF JURY TRIAL..........................................................................47
         11.14    Section Headings..............................................................................47
         11.15    Conflicts.....................................................................................47


SCHEDULES:
         Schedule 1        Notice Addresses
         Schedule 2        Pledged Securities and Partnership Interests
         Schedule 3        Uniform Commercial Code Filings
         Schedule 4        Location of Offices
         Schedule 5        Locations of Inventory and Equipment
         Schedule 6        Intellectual Property


EXHIBITS:
         Exhibit A         Form of Lockbox Agreement
         Exhibit B         Form of Blocked Account Agreement
         Exhibit C         Form of Custody and Control Agreement


                            MASTER SECURITY AGREEMENT

                  MASTER SECURITY AGREEMENT, dated as of March 29, 1999, among SERVICE MERCHANDISE COMPANY, INC., a Tennessee corporation and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code (as hereinafter defined) (the "Borrower"), the subsidiaries of the Borrower which are listed on the signature pages hereto under the heading "Guarantors", each a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code (the "Guarantors" and, together with the Borrower, the "Grantors"), and CITICORP USA, INC. ("Citicorp"), as Administrative Agent (as hereinafter defined).


                              W I T N E S S E T H:

                  WHEREAS, on March 15, 1999, an involuntary petition under chapter 11 of the Bankruptcy Code was filed against the Borrower in the United States Bankruptcy Court for the Middle District of Tennessee; and

                  WHEREAS, the Board of Directors of the Borrower authorized the Borrower to commence a voluntary chapter 11 case and on March 27, 1999 (the "Petition Date"), the Borrower and the Guarantors filed voluntary petitions for under chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the Middle District of Tennessee; and

                  WHEREAS, the Borrower and the Guarantors are continuing to operate their business and manage their property as debtors and debtors in possession under sections 1107 and 1108 of the Bankruptcy Code; and

                  WHEREAS, an immediate and ongoing need exists for the Borrower and the Guarantors to obtain additional funds in order to continue the operation of their business as debtors and debtors in possession under the Bankruptcy Code and, accordingly, the Borrower has requested that the Lenders extend post-petition financing; and

                  WHEREAS, the Lenders are willing to make funds available to the Borrower pursuant to sections 364(c)(1), (c)(2) and (c)(3) of the Bankruptcy Code, but only for the purposes and upon the terms and subject to the conditions set forth in that certain Post-Petition Credit Agreement dated as of the date hereof, by and among the Borrower, the financial institutions and other entities from time to time party thereto (collectively, the "Lenders" and each individually, a "Lender"), Citicorp, as collateral agent and administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and BankBoston, N.A., as collateral monitoring agent and documentation agent for the Lenders (as amended, modified, supplemented, extended, renewed or refinanced from time to time, the "Credit Agreement"); and

                  WHEREAS the Borrower is a member of an affiliated group of companies that includes each Guarantor, each of which is engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

                  WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement that the Grantors and the Administrative Agent shall have executed and delivered this Agreement;

                  NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit thereunder to the Borrower and the Issuing Banks to issue Letters of Credit thereunder, each Grantor hereby agrees with the Administrative Agent for the ratable benefit of the Secured Parties, as follows:

SECTION 1  DEFINED TERMS

           1.1 DEFINITIONS.

           (a) Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

           (b) The following capitalized terms used herein are defined herein to have the following respective meanings:

           "Administrative Agent": as defined in the fifth recital.

           "Agreement": this Master Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

           "Blocked Account Agreement": any Blocked Account Agreement entered into among any Grantor, a Depositary Bank and the Administrative Agent (i) pursuant to any of the Previous Credit Agreements and in effect on the Petition Date, (ii) pursuant to any instructions delivered by the Borrower or a Subsidiary Guarantor to a Depositary Bank pursuant to subsection 5.1 hereof, or (iii) otherwise entered into pursuant to subsection 5.1 hereof and substantially in the form of Exhibit B to this Agreement, with such changes as may be agreed upon by the relevant Grantor, the Administrative Agent and the relevant Depositary Bank, in each case as the same may be amended, modified, supplemented, extended or renewed from time to time.

           "Borrower": as defined in the introductory paragraph.

           "Cash Dominion System": as defined in paragraph (a) of subsection 5.1 hereof.

           "Cash Proceeds": all proceeds of Collateral consisting of cash, checks, credit card proceeds, money orders or commercial paper of any kind whatsoever.

           "Citicorp": as defined in the introductory paragraph.

           "Collateral": as defined in subsection 3.1 hereof.

           "Collateral Account": as defined in subsection 5.2 hereof.

           "Contract": as defined in the UCC, including all leases, contracts, undertakings or other agreements (other than Chattel Paper, Documents or Instruments) in or under which any Grantor may now or hereafter have any right, title or interest, including without limitation any agreement relating to the terms of payment or the terms of performance thereof.

          "Copyrights": (i) all copyrights, in the United States or any other country, whether registered or unregistered, or published or unpublished (including, without limitation, those listed in Schedule 6), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

          "Copyright Licenses": any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 6), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

          "Credit Agreement": as defined in the fifth recital.

          "Creditors' Committee": a committee appointed under section 1102 of the Bankruptcy Code.

          "Custody and Control Agreement": any Custody and Control Agreement entered into among any Grantor, an Intermediary (as therein defined) and the Administrative Agent (i) pursuant to any of the Previous Credit Agreements and in effect on the Petition Date, (ii) pursuant to any instructions delivered by the Borrower or a Subsidiary Guarantor to an Intermediary pursuant to paragraph (e) of subsection 4.8 hereof, or (iii) entered into pursuant to paragraph (e) of subsection 4.8 hereof and substantially in the form of Exhibit C to this Agreement with such changes as may be agreed upon by such Grantor, the Administrative Agent and the Intermediary, in each case as the same may be amended, modified, supplemented, extended or renewed from time to time.

          "Default": a "Default" under the Credit Agreement.

          "Depositary Account": as defined in paragraph (a) of subsection 5.1 hereof.

          "Depositary Bank": as defined in paragraph (a) of subsection 5.1 hereof.

          "Distribution Date": each date fixed by the Administrative Agent for a distribution to the Secured Parties of funds in the Collateral Account.

          "Entitlement Holder": a person identified in the records of a Securities Intermediary as the person having a Security Entitlement against the Securities Intermediary. If a Person acquires a Security Entitlement by virtue of Section 8501(b)(2) or (3) of the UCC, such Person is the Entitlement Holder.

          "Event of Default": an "Event of Default" under the Credit Agreement.

          "Financial Asset": as defined in the UCC, including (a) a Security,
     (b) an obligation of a Person or a share, participation or other interest in a person or in property or an enterprise of a Person, which is, or is of a type, dealt with in or traded on financial markets, or which is recognized in any area in which it is issued or dealt in as a medium for investment or (c) any property that is held by a Securities Intermediary for another Person in a Securities Account if the Securities Intermediary has expressly agreed with the other Person that the property is to be treated as a Financial Asset under Article 8 of the UCC. As the context requires, the term

     Financial Asset shall mean either the interest itself or the means by which a person's claim to it is evidenced, including a certificated or uncertificated Security, a certificate representing a Security or a Security Entitlement.

          "Fixtures": as defined in the UCC, including all items of Equipment, whether now owned or hereafter acquired, of any Grantor that become so related to particular real estate that an interest in them arises under any real estate law applicable thereto.

          "General Intangibles": as defined in the UCC, including, with respect to any Grantor, all contracts, agreements, limited partnership interests, limited liability company interests, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder, in each case to the extent the grant by such Grantor of a security interest pursuant to this Agreement in its right, title and interest in such contract, agreement, instrument or indenture is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, would not give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents), provided that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Receivable or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

          "Grantors": as defined in the introductory paragraph.

          "Guarantee": the guarantee of the Guarantors pursuant to Section 2 hereof.

          "Guarantors": the collective reference to each Grantor other than the Borrower.

          "Guarantor Obligations": with respect to any Guarantor, the collective reference to (i) the Credit Agreement Obligations and (ii) all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Secured Parties that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document.

          "Guarantors": as defined in the introductory paragraph.

          "Intellectual Property": the collective reference to the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses.

          "Investment Property": as defined in the UCC, including all Securities (whether certificated or uncertificated), Security Entitlements and Securities Accounts of any Grantor, whether now owned or hereafter acquired by any Grantor.

          "Issuers": the collective reference to each issuer of a Pledged Security or Pledged Partnership Interest.

          "Lenders": as defined in the fifth recital.

          "License": any Patent License, Trademark License, Copyright License or other license or sublicense to which any Grantor is a party, including without limitation those listed on Schedule 6.

          "Lockbox Agreement": any Lockbox Agreement entered into among any Grantor, a Depositary Bank and the Administrative Agent (i) pursuant to any of the Previous Credit Agreements and in effect on the Petition Date, (ii) pursuant to any instructions delivered by the Borrower or a Subsidiary Guarantor to a Depositary Bank pursuant to subsection 5.1 hereof, or (iii) otherwise entered into pursuant to subsection 5.1 hereof and substantially in the form of Exhibit A to this Agreement, with such changes as may be agreed upon by such Grantor, the Administrative Agent and the Depositary Bank, in each case as the same may be amended, modified, supplemented, extended or renewed from time to time.

          "Notice of Acceleration": a notice delivered by the Administrative Agent to the Borrower stating that the Administrative Agent has declared the Loans and other amounts owing under the Credit Agreement to be due and payable and has terminated the Commitments pursuant to Section 9 of the Credit Agreement and stating that such notice is a "Notice of Acceleration" for the purposes of this Agreement.

          "Notice of Default": a notice delivered by the Administrative Agent to the Borrower stating that an Event of Default has occurred and is continuing and stating that such notice is a "Notice of Default" for the purposes of this Agreement.

          "Obligations": (i) in the case of the Borrower, the Secured Obligations in respect of the Borrower, and (ii) in the case of each Guarantor, the Secured Obligations in respect of such Guarantor.

          "Opinion of Counsel": an opinion in writing signed by legal counsel satisfactory to the Administrative Agent, who may, but need not, be an employee of any of the Grantors or counsel regularly retained by the Borrower or the Administrative Agent.

          "Overdraft": at any time, the amount by which the aggregate amount debited from any deposit, concentration, operating or disbursement account maintained by the Borrower or any other Guarantor with any Lender or any Affiliate of any Lender, as a result of processing of payment orders issued by the Borrower or such Grantor or otherwise, exceeds the aggregate funds on deposit in such account.

          "Patents": (i) all letters patent of the United States or any other country and all reissues and extensions thereof, including, without limitation, any of the foregoing referred to in Schedule 6, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 6, and (iii) all rights to obtain any reissues or extensions of the foregoing.

          "Patent License": all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 6.

          "Petition Date": as defined in the first recital.

          "Pledged Collateral": collectively, the Pledged Debt Securities, the Pledged Partnership Interests and the Pledged Stock.

          "Pledged Debt Securities": (i) the debt securities listed opposite the name of each Grantor on Schedule 2 and, (ii) any debt securities in the future issued to any Grantor and the promissory notes and any other instruments evidencing such debt securities.

          "Pledged Partnership Interests": as defined in paragraph (a)(i) of subsection 4.1 hereof.

          "Pledged Securities": as defined in paragraph (a) of subsection 4.1 hereof.

          "Pledged Stock": as defined in paragraph (a)(i) of subsection 4.1 hereof.

          "Pre-Petition Collateral": the "Collateral" as defined in and as granted to the Administrative Agent to secure the Pre-Petition Obligations.

          "Pre-Petition Obligations": the obligations of each of the obligors under the Previous Loan Documents.

          "Previous Loan Documents": the "Loan Documents" as defined in the Previous Credit Agreements.

          "Proceeds": all "proceeds" as such term is defined in Section 9306(l) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Collateral, collections thereon or distributions or payments with respect thereto.

          "Real Property": all of those plots, pieces or parcels of land now owned or hereafter acquired by any Grantor (the "Land"), together with the right, title and interest of such Grantor, if any, in and to the streets, the land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, the air space and development rights pertaining to the Land and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting the Land and all royalties and rights appertaining to the use and enjoyment of the Land, including, without limitation, all alley, vault, drainage, mineral, water, oil and gas rights, together with all of the buildings and other improvements now or hereafter erected on the Land, and any fixtures appurtenant thereto, and including, without limitation, all leasehold interests of any Grantor under any lease agreement ("Lease").

          "Receivable": any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

          "Reorganization Cases": the collective reference to the cases of the Grantors pursuant to chapter 11 of the Bankruptcy Code pending in the Bankruptcy Court.

          "Secured Instrument": at any time, the Credit Agreement and any other agreement or instrument evidencing Obligations or under which Obligations arise.

          "Secured Parties": (a) the Lenders, (b) the Administrative Agent, (c) the Collateral Monitoring Agent, (d) the Issuing Banks, (e) each counterparty to any Derivative Agreement entered into with the Borrower if such counterparty was a Lender at the time the Derivative Agreement was entered into, (f) the beneficiaries of each indemnification obligation undertaken by any Grantor under any Loan Document and (g) the successors and assigns of each of the foregoing.

          "Securities": as defined in the UCC, including any obligations of an issuer or any shares, participations or other interests in an issuer or in property or an enterprise of an issuer which (a) are represented by a certificate representing a security in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer, (b) are one of a class or series or by its terms is divisible into a class or series of shares, participations, interests or obligations and (c)(i) are, or are of a type, dealt with or trade on securities exchanges or securities markets or (ii) are a medium for investment and by their terms expressly provide that they are a security governed by Article 8 of the UCC.

          "Securities Account": as defined in paragraph (a) of subsection 4.8 hereof.

          "Securities Act": as defined in paragraph (a) of subsection 4.6 hereof.

          "Security Entitlements": the rights and property interests of an Entitlement Holder with respect to a Financial Asset.

          "Superior Lien": a lien that is a Lien permitted under subsection 8.3 of the Credit Agreement.

          "Trademark License": any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in
     Schedule 6.

          "Trademarks": (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 6, and (ii) the right to obtain all renewals thereof.

          "Undelivered Instruments": any Instrument or Chattel Paper that has not been delivered to the Administrative Agent.

          1.2 OTHER DEFINITIONAL PROVISIONS.

          (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Section and Schedule references are to this Agreement unless otherwise specified.

          (b) Other terms contained in this Agreement shall have, when the context so indicates, the meanings provided for by the UCC to the extent the same are used or defined therein, including the following terms: Documents, Farm Products.

          (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          (d) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to the Collateral in which such Grantor has an interest or the relevant part thereof.

          (e) The word "including" shall mean "including, without limitation" unless the context otherwise requires.

SECTION 2 GUARANTEE

          2.1 GUARANTEE.

          (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the benefit of the Secured Parties, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Credit Agreement Obligations.

          (b) Each Guarantor further agrees to pay any and all reasonable out-of-pocket expenses (including, without limitation, the reasonable fees and disbursements of counsel) which may be paid or incurred by the Administrative Agent (or, following the occurrence and during the continuance of a Default or an Event of Default, any Lender) in connection with the enforcement or preservation of any rights with respect to any or all of the Credit Agreement Obligations and/or against such Guarantor under this Guarantee. This Guarantee shall remain in full force and effect until the Loans, accrued interest thereon and all other then accrued and unpaid Credit Agreement Obligations are paid in full, the Commitments are terminated and no Letters of Credit are outstanding (or all outstanding Letters of Credit are fully cash-collateralized in accordance with the Credit Agreement), notwithstanding that from time to time prior thereto the Borrower may be free from any of the Credit Agreement Obligations.

          (c) No payment or payments made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Credit Agreement Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment or payments other than payments made by such Guarantor in respect of the Credit Agreement Obligations or payments received or collected from such Guarantor in respect of the Credit Agreement Obligations, remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Loans, accrued interest thereon and all other then accrued and unpaid Credit Agreement Obligations are paid in full, the Commitments are terminated and no Letters of Credit are outstanding (or all outstanding Letters of Credit are fully cash-collateralized in accordance with the Credit Agreement).

          (d) Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability hereunder, it will notify the Administrative Agent in writing that such payment is made under this Guarantee for such purpose.

          2.2 DEFERRAL OF SUBROGATION. Notwithstanding any payment or payments made hereunder by any of the Guarantors or any set-off or application of funds of any of the Guarantors by any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Credit Agreement Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made hereunder by such Guarantor, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Loans, accrued interest thereon and all other then accrued and unpaid Credit Agreement Obligations are paid in full, the Commitments are terminated and no Letter of Credit is outstanding (or all outstanding Letters of Credit are fully cash-collateralized in accordance with the Credit Agreement). If, notwithstanding the foregoing, any amount shall be paid to any Guarantor on account of such subrogation rights at any time prior thereto, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Credit Agreement Obligations, whether matured or unmatured, in such order as the Administrative Agent and the Lenders may determine.

          2.3 AMENDMENTS, ETC. WITH RESPECT TO THE OBLIGATIONS; WAIVER OF RIGHTS. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and, to the extent permitted by applicable law, without notice to or further assent by any Guarantor, (a) any demand for payment of any of the Credit Agreement Obligations made by the Administrative Agent or any Lender may be rescinded by such party and any of the Credit Agreement Obligations continued, (b) the Credit Agreement Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, (c) the Credit Agreement, the Notes and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the relevant Lenders, as the case may be) may deem advisable from time to time, and (d) any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to perfect or insure any Lien at any time held by it as security for the Credit Agreement Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against any of the Guarantors, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on the Borrower or any other Guarantor or guarantor, and any failure by the Administrative Agent or such Lender to make any such demand or to collect any payments from the Borrower or any such other Guarantor or guarantor or any release of the Borrower or such other Guarantor or guarantor shall not relieve any of the Guarantors in respect of which a demand or collection is not made or any of the Guarantors not so released of their several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any Lender against any of the Guarantors. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

          2.4 GUARANTEE ABSOLUTE AND UNCONDITIONAL. Each Guarantor waives, to the extent permitted by applicable law, any and all notice of the creation, renewal, extension or accrual of any of the Credit Agreement Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Guarantee or acceptance of this Guarantee, and the Credit Agreement Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee. Each Guarantor waives to the extent permitted by applicable law diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to:

          (i) the validity, regularity or enforceability of (A) the Credit Agreement, any Note or any other Loan Document, any of the Obligations as to any other obligor on the Obligations, or any collateral security therefor or other guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender;

          (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Loan Party against the Administrative Agent or any Lender; or

          (iii) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Credit Agreement Obligations, or of such Guarantor under this Guarantee, in bankruptcy or in any other instance.

When pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Credit Agreement Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve such Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative

Agent and the Lenders against such Guarantor. Except as otherwise set forth in this Agreement, this Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Administrative Agent and the Lenders, and their respective successors, indorsees, transferees and assigns, until all the Loans, accrued interest thereon and all other then accrued and unpaid Credit Agreement Obligations and the obligations of each Guarantor under this Guarantee shall have been satisfied by payment in full and the Commitments shall have been terminated and no Letter of Credit is outstanding (or all outstanding Letters of Credit shall have been fully cash-collateralized in accordance with the Credit Agreement), notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any of the Credit Agreement Obligations.

SECTION 3  GRANT OF SECURITY INTEREST

           3.1 SECURITY.

           (a) To induce the Lenders to make the Loans and to incur obligations with respect to Letters of Credit, each Grantor hereby (i) reaffirms the validity, perfection and first priority of the Liens previously granted to the Administrative Agent and the Lenders in the Pre-Petition Collateral under the Previous Loan Documents and (ii) grants to the Administrative Agent, for the benefit of the Secured Parties, to secure the due and punctual performance and payment of each of the Obligations, howsoever created, arising or evidenced, whether direct, indirect, absolute or contingent, now or hereafter existing or due or to become due, in accordance with the terms thereof, a continuing first priority lien and security interest (subject only to Permitted Expenses and Superior Liens), in accordance with sections 364(c)(2) and (3) of the Bankruptcy Code, in and to all of the property and assets of such Grantor and its estates, real and personal, tangible and intangible, whether now owned or existing or hereafter acquired or arising and regardless of where located (hereinafter referred to as the "Collateral"), including but not limited to:

          (i)    all Accounts of such Grantor;

          (ii)   all Chattel Paper of such Grantor;

          (iii)  all Contracts of such Grantor;

          (iv)   all Documents of such Grantor;

          (v)    all Equipment of such Grantor;

          (vi)   all Fixtures of such Grantor;

          (vii)  all General Intangibles of such Grantor;

          (viii) all Instruments of such Grantor;

          (ix)   all Intellectual Property of such Grantor;

          (x)    all Inventory of such Grantor;

          (xi)   all Investment Property of such Grantor;

          (xii)  all Leases to which such Grantor is a party;

          (xiii) all Licenses of such Grantor;

          (xiv)  all Real Property owned by such Grantor;

          (xv) all Receivables owned by such Grantor;

          (xvi) all causes of action of such Grantor;

          (xvii) each Depositary Account and Collateral Account in which such Grantor has an interest;

          (xviii) all other goods, real and personal property of such Grantor, whether tangible or intangible and whether now owned or hereafter acquired and wherever located;

          (xix) to the extent not otherwise included, all monies and other property of any kind and nature recovered by such Grantor in accordance with the provisions of the Bankruptcy Code, including, without limitation, sections 542, 553, 544, 547 and 548 thereof, or other applicable law;

          (xx) to the extent not otherwise included, all monies and other property of any kind which, after the Petition Date, is received by such Grantor in connection with any refund with respect to taxes, assessments and governmental charges imposed on such Grantor or any of its property or income; and

          (xxi) to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

          (b) As further adequate protection for the use by the Grantors of Pre-Petition Collateral and for any diminution in the value of the interest of the Lenders in the Pre-Petition Collateral, the Administrative Agent for the benefit of the Lenders under the Previous Credit Agreements is hereby granted, under sections 361 and 364 of the Bankruptcy Code, a valid, binding, enforceable and perfected security interest in and lien on the Collateral subject and subordinate only to (i) the lien and security interest granted to the Administrative Agent for the benefit of the Lenders under this Agreement and the other Loan Documents securing the Obligations, (ii) Permitted Expenses and (iii) Superior Liens. The lien and security interest granted hereunder to the Administrative Agent for the benefit of the Lenders under the Previous Credit Agreements shall not be subject and subordinate to any security interest or lien that is avoided and preserved for the benefit of the estates of the Grantors under section 551 of the Bankruptcy Code or, except as set forth in clauses (i),
(ii) and (iii) above, be made on a parity with, or subordinated to, any other Lien under section 364(d) of the Bankruptcy Code or otherwise.

          3.2 PERFECTION OF SECURITY INTERESTS.

          (a) The liens and security interests granted herein shall be deemed valid, enforceable and perfected by entry of the Emergency Order and the Permanent Order, as the case may be. No financing statement, notice of lien or similar instrument in any jurisdiction or filing office need be filed or any other action taken in order to validate or perfect the liens and security interests granted by or pursuant to this Agreement, the Emergency Order or the Permanent Order.

          (b) The liens and security interests, lien priority, administrative priorities and other rights and remedies granted to the Administrative Agent for the benefit of the Secured Parties pursuant to this Agreement, the Emergency Order and/or the Permanent Order (specifically including but not limited to the existence, perfection and priority of the Liens and security interests provided herein and the administrative priority provided herein) shall not be modified, altered or impaired in any manner by any other financing or extension of credit or incurrence of debt by the Grantors (pursuant to section 364 of the Bankruptcy Code or otherwise), or by any dismissal or conversion of the Reorganization Cases, or by any other act or omission whatever. Without limitation, notwithstanding any such other financing, extension, incurrence, dismissal, conversion, act or omission:

          (i) except for the Permitted Expenses having priority over the Obligations, no costs or expenses of administration which have been or may be incurred in the Reorganization Cases or any conversion of the same or in any other proceedings related thereto, and no priority claims, are or will be prior to or on a parity with any claim of the Administrative Agent or the Lenders against the Grantors in respect of any Obligation;

          (ii) the liens and security interests set forth in subsection 3.1 hereof shall constitute valid and perfected first priority liens and security interests, subject only to the Permitted Expenses and Superior Liens, and shall be prior to all other liens and security interests, other than the Permitted Expenses and Superior Liens, now existing or hereafter arising, in favor of any other creditor or any other Person whatever; and

          (iii) the liens and security interests granted hereunder shall continue valid and perfected without the necessity that financing statements be filed or that any other action be taken under applicable nonbankruptcy law.

          3.3 RIGHTS OF LENDERS; LIMITATIONS ON LENDERS' OBLIGATIONS.

          (a) Subject to Grantors' rights and duties under the Bankruptcy Code, it is expressly agreed by the Grantors that, anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of its Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Neither the Administrative Agent nor any of the Lenders shall have any obligation or liability under any Contract by reason of or arising out of this Agreement, the other Loan Documents, the Previous Loan Documents or the granting to the Administrative Agent for the benefit of the Lenders of a Lien therein or the receipt by the Administrative Agent or the Lenders of any payment relating to any Contract pursuant hereto, nor shall the Administrative Agent or any of the Lenders be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          (b) The Administrative Agent may at any time, upon the occurrence and during the continuation of any Event of Default, after first complying with subsection 3.7, notify Account Debtors, parties to the Contracts of the Grantors, obligors of Instruments of the Grantors and obligors in respect of Chattel Paper of the Grantors that the right, title and interest of the Grantors in and under such Accounts, such Contracts, such Instruments and such Chattel Paper have been assigned to the Administrative Agent for the benefit of the Lenders and that payments shall be made directly to the Administrative Agent. Upon the request of the Administrative Agent, the Grantors will so notify such Account Debtors, such parties to Contracts, obligors of such Instruments and obligors in respect of such Chattel Paper. During the continuation of an Event of Default, the Administrative Agent may in its own name or in the name of others communicate with such parties to such Accounts, such Contracts, such Instruments and such Chattel Paper to verify with such Persons to Administrative Agent's satisfaction the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper.

          (c) The Administrative Agent shall have the right to make test verifications of the Accounts and physical verifications of the Inventory in any manner and through any medium that it considers advisable, and the Grantors agree to furnish all such assistance and information as the Administrative Agent may require in connection therewith. The Grantors, at their expense, will cause certified independent public accountants satisfactory to the Administrative Agent to prepare and deliver to the Administrative Agent at any time and from time to time, promptly upon the Administrative Agent's request, the following reports: a reconciliation of all Accounts of the Grantors, an aging of all Accounts of the Grantors, trial balances and a test verification of such Accounts as the Administrative Agent may request. The Grantors, at their expense, will cause certified independent public accountants satisfactory to the Administrative Agent to prepare and deliver to the Administrative Agent the results of the annual physical verification of their Inventory made or observed by such accountants.

          (d) To the extent required by the Credit Agreement, the Grantors will keep and maintain the Equipment in good operating condition sufficient for the continuation of the business conducted by the Grantors on a basis consistent with past practices and the Grantors will provide all maintenance and service and all repairs necessary for such purpose.

          3.4 PERFORMANCE BY THE LENDERS OF GRANTORS' OBLIGATIONS. If the Grantors fail to perform or comply with any of their agreements contained herein and the Administrative Agent, as provided for by the terms of this Agreement, shall perform or comply, or otherwise cause performance or compliance, with such agreements, the reasonable expenses of the Administrative Agent incurred in connection with such performance or compliance, together with interest thereon at the rate then in effect in respect of the Revolving Loans, shall be payable by the Grantors to the Administrative Agent on demand and shall constitute Obligations secured by the Collateral. Performance of the Grantors' obligations as permitted under this subsection 3.4 shall in no way constitute a violation of the automatic stay provided by section 362 of the Bankruptcy Code and the Grantors hereby waive applicability thereof. Moreover, neither the Administrative Agent nor any of the Lenders shall in any way be responsible for the payment of any costs incurred in connection with preserving or disposing of Collateral pursuant to section 506(c) of the Bankruptcy Code and the Collateral may not be charged for the incurrence of any such cost.

          3.5 LIMITATION ON LENDERS' DUTY IN RESPECT OF COLLATERAL. Neither the Administrative Agent nor any of the Lenders shall have any duty as to any Collateral in its possession or control or in the possession or control of any of its agents or nominees of or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except that the Administrative Agent and the Lenders shall use reasonable care with respect to the Collateral in their possession or under their control. Upon request of the Grantors, the Administrative Agent and the Lenders shall account for any moneys received by them in respect of any foreclosure on or disposition of the Collateral.

          3.6 REMEDIES, RIGHTS UPON DEFAULT.

          (a) If any Event of Default shall occur and be continuing, the Administrative Agent may, and on the direction of the Majority Lenders will, exercise in addition to all other rights and remedies granted to it in this Agreement and in any other Loan Document, all rights and remedies of a secured party under the UCC and other applicable law, subject in each case to compliance with subsection 3.7. Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event the Administrative Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale and the notice provided in subsection 3.7 hereof) to or upon such Grantor or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the maximum extent permitted by the UCC or other applicable law), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver the Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker's board or at any of the Administrative Agent's offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption the Grantors hereby release. The Grantors further agree, at the Administrative Agent's request, to assemble the Collateral and make it available at places which the Administrative Agent shall reasonably select, whether at the Grantors' premises or elsewhere. The Administrative Agent shall apply the proceeds of any such collection, recovery, receipt, appropriation, realization or sale (net of all expenses incurred by the Administrative Agent and the Lenders in connection therewith, including, without limitation, attorney's fees), first to the Obligations in any order deemed appropriate by the Administrative Agent and then to the Pre-Petition Obligations, the Grantors remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by the Administrative Agent of any other amount required by any provision of law, including Section 9504(1)(c) of the UCC, need the Administrative Agent account for the surplus, if any, to the Grantors. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Administrative Agent and the Lenders arising out of the repossession, retention or sale of the Collateral except such as arise out of the gross negligence or willful misconduct of the Administrative Agent or the Lenders. As provided in the Emergency Order and the Permanent Order (as applicable), each Grantor agrees that the Administrative Agent and the Lenders need not give more than five days' notice (which notification shall be deemed given when mailed or delivered on an overnight basis, postage prepaid, addressed to such Grantor as provided in subsection 11.2 hereof) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. The Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations and Pre-Petition Obligations. The Grantors are also liable for the reasonable fees of any attorneys employed by the Administrative Agent and the Lenders to collect such deficiency.

          (b) In addition to the rights granted to the Administrative Agent and the Lenders under paragraph (a) of this subsection 3.6, if any Event of Default shall occur and be continuing, the Administrative Agent may transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, exercise the voting rights with respect thereto, collect and receive all cash dividends and other distributions made thereon and otherwise act with respect to the Pledged Collateral as though the Lenders were the outright owner thereof, provided, that the Administrative Agent shall not have any duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so.

          (c) Each Grantor agrees to pay all reasonable costs of the Administrative Agent and the Lenders, including, without limitation, attorneys' fees, incurred in connection with the enforcement of any of their rights and remedies hereunder to the same extent as the Borrower is so obligated pursuant to subsection 11.5 of the Credit Agreement.

          (d) Except for any presentments, demands, protests and notices otherwise specifically provided for herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral. In no event shall prior recourse to any Collateral be a prerequisite to the Administrative Agent's right to demand payment of any of the Obligations or the Pre-Petition Obligations.

          3.7 AUTOMATIC STAY. During the continuance of an Event of Default, upon five days' notice to the Borrower, any Creditors' Committee and the United States Trustee from the Administrative Agent to the effect that the Administrative Agent and the Lenders intend to exercise any and all of their rights under the Loan Documents, the automatic stay provided under section 362 of the Bankruptcy Code shall be deemed automatically vacated to permit the Administrative Agent and the Lenders immediately to take any remedial action permitted under this Agreement, the other Loan Documents, the Bankruptcy Code, the UCC or other applicable law with respect to the Collateral or otherwise; provided, that no such notice shall be required for the actions described in subsection 9.1 hereof, each of which actions may be undertaken without such notice.

          3.8 ADMINISTRATIVE AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT.

          (a) Each of the Grantors hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, from time to time in the Administrative Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary and desirable to accomplish the purposes of this Agreement and the transactions contemplated hereby and, without limiting the generality of the foregoing, hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by any of the Grantors to do the following:

          (i) to ask, demand, collect, receive and give acquittances and receipts for any and all moneys due and to become due under any Collateral and, in the name of such Grantor or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable;

          (ii) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

          (iii) (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to the Administrative Agent or as the Administrative Agent shall direct; (B) to receive payment of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral; (C) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other documents constituting or relating to any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem appropriate; (G) to license or, to the extent permitted by an applicable license, sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Trademark, throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (H) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent's option and the Grantors' expense, at any time, or from time to time, all acts and things which the Administrative Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's liens and security interests therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

          (b) The Administrative Agent agrees that, except as otherwise provided in this Agreement, it will forbear from exercising the power of attorney or any rights granted to the Administrative Agent pursuant to this subsection 3.8 except upon the occurrence and during the continuation of an Event of Default and after compliance with subsection 3.7. The Grantors hereby ratify, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof. Subject to compliance with subsection 3.7, exercise by the Administrative Agent or any Lender of the powers granted hereunder is not a violation of the automatic stay provided in section 362 of the Bankruptcy Code and the Grantors waive applicability thereof. The power of attorney granted pursuant to this subsection 3.8 is a power coupled with an interest and shall be irrevocable until the Obligations are indefeasibly paid in full.

          (c) The powers conferred on the Administrative Agent hereunder are solely to protect the Administrative Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon it or them to exercise any such powers. The Administrative Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor the Lenders nor any of their respective officers, directors, employees or agents shall be responsible to the Grantors for any act or failure to act, except for their own gross negligence or willful misconduct.

          (d) The Grantors also authorize the Administrative Agent, at any time and from time to time upon the occurrence and during the continuation of any Event of Default or as otherwise expressly permitted by this Agreement and subject to compliance with subsection 3.7, (i) to communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of the

Grantors in and under the Contracts hereunder and other matters relating thereto and (ii) to execute any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

          3.9 SUPER-PRIORITY CLAIMS. The Loans, the Obligations with respect to Letters of Credit and all other Obligations shall constitute, in accordance with section 364(c)(1) of the Bankruptcy Code, claims against each of the Grantors in their respective Reorganization Cases which are administrative expense claims having priority over any and all administrative expenses of the kind specified in sections 503(b) or 507(b) of the Bankruptcy Code, except for Permitted Expenses.

SECTION 4 INVESTMENT PROPERTY

          4.1 PLEDGE.

          (a) Without limiting any of the provisions of subsection 3.1 hereof, to secure the due and punctual payment of all of the Obligations, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, in accordance with the terms thereof, each Grantor hereby pledges to the Administrative Agent for the benefit of the Secured Parties, and hereby grants to the Administrative Agent for the benefit of the Secured Parties a security interest in, all of such Grantor's right, title and interest in and to the following:

          (i) the shares of capital stock and partnership interests set forth on
     Schedule 2 hereto and other shares of capital stock and partnership interests pledged hereunder from time to time hereafter pursuant to paragraph (d) of subsection 4.2 hereof (all such shares being herein collectively called the "Pledged Stock"; and all of such partnership interests being herein collectively called the "Pledged Partnership Interests");

          (ii) all Investment Securities;

          (iii) all Cash Equivalents (including any Permitted Book-Entry Securities) and all funds held or on deposit from time to time in any Securities Accounts(as defined below); and

          (iv) all Proceeds, except as provided for in subsection 4.3 hereof, of any and all of the foregoing items described in clauses (i) through
     (iii) above.

The items described in clauses (i) through (iv) above are herein collectively called the "Pledged Securities."

          (b) Each Grantor hereby delivers or causes to be delivered to the Administrative Agent the stock certificates representing the Pledged Stock pledged by it as set forth on Schedule 2, together with related undated stock powers duly executed in blank. Each Grantor agrees to deliver or cause to be delivered to the Administrative Agent related undated stock powers or bond powers, as appropriate, duly executed in blank for the Pledged Securities (other than checks, Permitted Book Entry Securities, any Pledged Securities in a Securities Account and any Excepted Cash Equivalents (as defined below)) pledged by it hereunder from time to time hereafter.

           4.2 AFTER-ACQUIRED PLEDGED SECURITIES.

          (a) If, after the date hereof, any Grantor shall become entitled to receive or shall receive any Investment Securities, such Grantor agrees to accept the same as the Administrative Agent's agent and to hold the same in trust on behalf of and for the benefit of the Administrative Agent and to deliver the same (except for Investment Securities not required to be delivered pursuant to paragraph (c) of subsection 7.11 of the Credit Agreement) forthwith to the Administrative Agent in the exact form received, with the appropriate undated powers as provided in paragraph (b) of subsection 4.1 hereof, to be held by the Administrative Agent as Pledged Securities, subject to the terms of this Agreement, as additional collateral security for the Obligations.

          (b) If, while this Agreement is in effect, any Grantor shall become entitled to receive or shall receive any stock certificate (including any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization), or any instrument, certificate or other writing representing or constituting an option or right to acquire securities, whether as an addition to, in substitution of, or in exchange for, any shares of any Pledged Stock (other than shares of stock or instruments or other property of third parties delivered to such Grantor as collateral for the obligations of such third parties), such Grantor agrees to accept the same as the Administrative Agent's agent and to hold the same in trust on behalf of and for the benefit of the Administrative Agent and to deliver the same forthwith to the Administrative Agent in the exact form received, with appropriate undated powers as provided in paragraph (b) of subsection 4.1 hereof, to be held by the Administrative Agent as Pledged Securities, subject to the terms of this Agreement, as additional collateral security for the Obligations, and the same shall constitute "Pledged Stock" for all purposes of this Agreement.

          (c) If, while this Agreement is in effect, any Grantor shall become entitled to receive any note, bond, debenture, instrument, stock certificate or any instrument, certificate or other writing representing or constituting an option or right to acquire securities (other than any of the foregoing constituting property of third parties which is delivered to such Grantor as collateral for the obligations of such third parties), whether as an addition to, in substitution of or in exchange for any Investment Securities, or in payment of the principal of any Investment Securities, such Grantor agrees to accept the same on behalf of and for the benefit of the Administrative Agent and to deliver the same (except for Investment Securities not required to be delivered pursuant to paragraph (c) of subsection 7.11 of the Credit Agreement) forthwith to the Administrative Agent in the exact form received, with appropriate undated powers as provided in paragraph (b) of subsection 4.1 hereof, to be held by the Administrative Agent as Pledged Securities, subject to the terms of this Agreement, as additional collateral security for the Obligations, and the same shall constitute "Investment Securities" for all purposes of this Agreement.

          (d) If, after the Effective Date, any Grantor shall be required to pledge the shares of a Subsidiary which have not previously been pledged hereunder, such Grantor shall pledge such shares to the Administrative Agent and shall deliver to the Administrative Agent stock certificates representing all of such shares of capital stock of such Subsidiary, together with appropriate undated powers as provided in paragraph (b) of subsection 4.1 hereof, to be held by the Administrative Agent as Pledged Securities, subject to the terms of this Agreement, as additional collateral security for the Obligations.

          (e) Notwithstanding anything to the contrary herein, no Grantor shall be required to pledge (i) any stock or other equity securities issued by any Person if the stock of such Person does not constitute Pledged Stock on the Effective Date (except to the extent required by the Credit Agreement) or if in respect of a Foreign Subsidiary or Foreign Holding Company, the aggregate portion of stock of such Person that is Pledged Stock would exceed 65% of the outstanding Capital Stock of such Person or (ii) any note, debenture, bond or other instrument delivered to any Grantor by any Subsidiary that is not a Loan Party evidencing indebtedness of such Subsidiary to such Grantor.

          (f) Notwithstanding anything to the contrary contained herein or in the Credit Agreement, the Grantors shall not be required to pledge any Excepted Cash Equivalents and may utilize such Excepted Cash Equivalents in accordance with the terms of the Credit Agreement.

          4.3 CASH DIVIDENDS; EXERCISE OF RIGHTS.

          (a) Unless a Notice of Acceleration is in effect, each Grantor shall be entitled, except as provided in subsection 4.5 or 4.8 hereof, to receive all distributions (including dividends and interest payments) in respect of the Pledged Securities (as long as such distributions are promptly transferred to the Administrative Agent for deposit in the Collateral Account pursuant to subsection 5.2 hereof) and to vote the Pledged Securities and to exercise any and all rights and options included in the Pledged Securities and to give consents, waivers and ratifications in respect of the Pledged Securities, provided that (i) no vote shall be cast or consent, waiver or ratification given or action taken which would materially impair the value of the Pledged Securities or be inconsistent with or violate any provision of this Agreement and (ii) all cash distributions shall be immediately deposited into the Collateral Account or one or more Depositary Accounts in accordance with this Agreement.

          (b) In order to permit each Grantor to exercise the powers of voting and/or consent retained by such Grantor under paragraph (a) of subsection 4.3 hereof, the Administrative Agent shall, if necessary, upon the written request of such Grantor, from time to time execute and deliver to such Grantor appropriate proxies. The Administrative Agent shall have no responsibilities for the manner in which any such proxy is exercised. In order to permit the Administrative Agent to receive all distributions to which it is entitled under this Agreement, each Grantor shall, if necessary, from time to time execute and deliver to the Administrative Agent, upon its request, appropriate dividend or payment orders. If any Grantor shall not have executed and delivered any such dividend or payment order within three Business Days after it receives a written request from the Administrative Agent to do so, the Administrative Agent may execute the same on behalf of such Grantor . Each Grantor hereby appoints the Administrative Agent as its agent and attorney to act for it as provided in the preceding sentence.

          4.4 RIGHTS OF THE ADMINISTRATIVE AGENT AND THE SECURED PARTIES. While a Notice of Acceleration is in effect, without notice except as provided in subsection 3.7 hereof, the Administrative Agent may transfer or register or have registered in the name of the Administrative Agent or its nominee any and all of the Pledged Securities which are in registerable form. If a Notice of Acceleration is in effect and the Administrative Agent has complied with the provision of subsection 3.7, the Administrative Agent or its nominee may thereafter, after delivery of notice to the relevant Grantor, exercise all voting and corporate rights at any meeting of any corporation or other entity issuing any of the Pledged Securities and any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any shares of the Pledged Securities as if it were the absolute owner thereof, including the rights to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other readjustment of any corporation or other entity issuing any of such shares or upon the exercise by any such issuer or the Administrative Agent or any right, privilege or option pertaining to any of the Pledged Securities, and in connection therewith, to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to exercise and neither the Administrative Agent nor any Secured Party shall have any duty to request the exercise of any of the aforesaid rights, privileges or options, and neither the Administrative Agent nor any Secured Party shall be responsible for any failure to do so or delay in so doing.

          4.5 REMEDIES AND RIGHTS UPON EVENT OF DEFAULT.

          (a) As long as a Notice of Default is in effect, the Administrative Agent may at any time, without notice to any Grantor except as provided in subsection 3.7 hereof, notify Persons whose obligations to any Grantor have been assigned hereunder that such obligations have been assigned to the Administrative Agent and that payments thereunder or in respect thereof shall be made directly to the Administrative Agent. If requested by the Administrative Agent the relevant Grantor will (at such Grantor's own expense) so notify such Persons. The Administrative Agent may in its own name or in the name of others communicate with such Persons.

          (b) As long as a Notice of Acceleration is in effect:

          (i) All payments received by any Grantor under or in connection with any of the Pledged Securities shall be held by such Grantor in trust for the Administrative Agent, shall be segregated from other funds of such Grantor and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent, in the same form as received by such Grantor (duly indorsed to the Administrative Agent, if required) for deposit in the Collateral Account.

          (ii) Any and all such payments so received by the Administrative Agent (whether from any Grantor or otherwise) shall be deposited by the Administrative Agent in the Collateral Account and shall be held by the Administrative Agent as part of the Collateral. Any Proceeds which are Pledged Securities, when collected, whether consisting of checks, notes, drafts, bills of exchange, money orders, or commercial paper of any kind whatsoever shall be held or deposited in the Collateral Account and held as part of the Collateral subject to withdrawal or application as provided in this Agreement.

          (c) If a Notice of Acceleration is in effect, the Administrative Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement, all rights and remedies of a secured party under the UCC, subject in each case to compliance with subsection 3.7. Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event the Administrative Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale and as provided in subsection 3.7 hereof) to or upon any Grantor or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Pledged Securities, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase, or sell or otherwise dispose of and deliver said Pledged Securities (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of the Administrative Agent's offices or elsewhere at such prices as they may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Pledged Securities so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby expressly waived and released. The Administrative Agent shall deposit the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale in the Collateral Account. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands against the Agents or any other Secured Party arising out of the repossession, retention or sale of the Pledged Securities. Each Grantor agrees that the Administrative Agent need not give any notice of any sale on a recognized public market or give more than 10 Business Days' notice (which notification shall be deemed given when mailed, postage prepaid, addressed to such Grantor at its address determined pursuant to subsection 11.2 hereof) specifying the time and place of any other public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters.

          4.6 REGISTRATION RIGHTS.

          (a) If the Administrative Agent shall reasonably determine to exercise its right to sell any or all of the Pledged Securities (other than Investment Securities) pursuant to subsection 4.5 hereof, and if in the opinion of counsel for the Administrative Agent it is necessary, or if in the reasonable opinion of the Administrative Agent under applicable law it is advisable, to have the Pledged Securities or that portion thereof to be sold, registered under the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), each relevant Grantor will use its best efforts to cause the issuers of the Pledged Securities contemplated to be sold, to execute and deliver, and cause the directors and officers of each thereof to execute and deliver, all at such Grantor 's expense, all such instruments and documents, and to do or cause to be done all such other acts and things as may be reasonably necessary or, in the opinion of the Administrative Agent, advisable to register the Pledged Securities or that portion thereof to be sold, under the provisions of the Securities Act and to cause the registration statement relating thereto to become effective and to remain effective for such period as the Administrative Agent may reasonably deem appropriate to facilitate the sale or other disposition of such Pledged Securities from the date of the first public offering of the Pledged Securities or that portion thereof to be sold, and to make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act. Each relevant Grantor agrees to use its best efforts to cause each such issuer to comply with the provisions of the securities or "Blue Sky" laws of any jurisdiction which the Administrative Agent shall designate and to cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

          (b) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Securities by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not for such reason alone be deemed to have been made in a commercially unreasonable manner. Neither the Administrative Agent nor any of the Secured Parties shall be under any obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the issuer would agree to do so.

          (c) Each Grantor further agrees to use its best efforts to do or cause to be done all such other acts and things as may be reasonably necessary to make such sale or resales of any portion or all of the Pledged Securities valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or resales, all at such Grantor's expense.

          (d) If the Administrative Agent determines to exercise its right to sell all or any of the Pledged Securities, upon written request, each Grantor shall from time to time furnish to the Administrative Agent all such information as the Administrative Agent may reasonably request in order to determine the Pledged Securities which may be sold by such Grantor as exempt transactions under the Securities Act.

          (e) At the request of the Administrative Agent, each Grantor agrees to indemnify and hold harmless, and each relevant Grantor agrees to use its best efforts to cause the issuer or issuers whose stock or securities are to be sold pursuant to subsection 4.5 hereof to agree to indemnify and hold harmless, the Administrative Agent and each Secured Party (and any Person controlling any thereof) from and against any loss, liability, claim, damage and reasonable expense (and reasonable counsel fees incurred in connection therewith) under the Securities Act or otherwise insofar as such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus or offering memorandum or in any preliminary prospectus or preliminary offering memorandum or any amendment or supplement to any thereof, or arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, such indemnification to remain operative regardless of any investigation made by or on behalf of the Administrative Agent or any Secured Party (or any Person controlling any thereof), provided that such Grantor and any such issuer shall not be liable in any case to the extent that any such loss, liability, claim, damage or expense arises out of or is based on an untrue statement or alleged untrue statement or an omission or an alleged omission made by, or in reliance upon and in conformity with written information furnished by, the Administrative Agent, any Secured Party or any other Person not under the control of such Grantor.

          4.7 POSSESSION OF PLEDGED SECURITIES. The Administrative Agent shall be entitled to hold in its possession or under its control all Pledged Securities pledged, assigned or transferred hereunder and from time to time constituting a portion of the Collateral, except for any documents or instruments which from time to time are certified by the relevant Grantor to be required for recordation or for the purpose of enforcing or realizing upon any right or value thereby represented or for the purpose of substituting new Pledged Securities evidencing Pledged Securities then in possession of the Administrative Agent or as may be required in the administration of a Grantor's business in the ordinary course (subject to such requirements as the Administrative Agent or any custodian shall reasonably request) and except as otherwise permitted by the Credit Agreement or this Agreement. The Administrative Agent may, from time to time, in its sole discretion, appoint one or more agents or nominees (which in no case shall be a Grantor or an affiliate, employee or agent of a Grantor ) to hold physical custody, for the account of the Administrative Agent, of any or all Pledged Securities.

          4.8 CASH EQUIVALENTS.

          (a) The Administrative Agent shall establish, in the Administrative Agent's name, one or more accounts (individually, a "Securities Account") which may be maintained with the

Administrative Agent or any agent thereof in accordance with paragraph (e) of this subsection 4.8 and in each of which the Administrative Agent shall have a perfected first priority security interest. As long as no Notice of Acceleration is in effect and except as otherwise permitted by the Credit Agreement or this Agreement, all Pledged Securities which are Cash Equivalents (other than Excepted Cash Equivalents) shall be held by the Administrative Agent or a custodian or other agent of the Administrative Agent in a Securities Account subject to release upon request by the relevant Grantor strictly in accordance with paragraph (c) of this subsection 4.8. As long as a Notice of Acceleration is in effect, the Administrative Agent may transfer or cause to be transferred for deposit in the Collateral Account all Cash Equivalents and all funds in the Securities Accounts, subject to compliance with subsection 3.7.

          (b) Unless a Notice of Acceleration is in effect, the purchase, sale or presentation for payment of Cash Equivalents in a Securities Account, the receipt by any Grantor of the proceeds of the sale or collection thereof and any interest paid thereon and the release upon request by any Grantor of funds or Cash Equivalents on deposit therein shall all occur as provided in this paragraph (b) and in paragraph (c) of this subsection 4.8. To initiate the purchase of Cash Equivalents with funds from time to time on deposit in a Securities Account under the control of the Administrative Agent or a custodian or other agent of the Administrative Agent, the relevant Grantor will instruct the Administrative Agent or such custodian or agent, as the case may be, as to the particulars of such purchase. The Administrative Agent or such custodian or agent will make arrangements (either directly or through one or more agents) for the purchase of such Cash Equivalents, including the payment of the purchase price thereof in accordance with such instructions. Except as otherwise permitted by the Credit Agreement, all Cash Equivalents (other than Permitted Book-Entry Securities and, at the Borrower's option, Excepted Cash Equivalents) purchased by the Administrative Agent or such custodian or agent, as the case may be, as aforesaid (and all securities (other than Permitted Book-Entry Securities and, at the Borrower's option, Excepted Cash Equivalents) subject to, together with all confirmations relating to, repurchase agreements) will be delivered to (or, in the case of eurodollar deposits, made in the name of) the Administrative Agent or such custodian or agent and, subject to the following sentence, held in the Securities Accounts. To initiate the sale or presentation for payment of Cash Equivalents, the relevant Grantor will instruct the Administrative Agent or such custodian or agent as to the particulars of such sale or presentation, whereupon the Administrative Agent or such custodian or agent will make arrangements (either directly or through the appropriate agents) for the sale or presentation of such Cash Equivalents in accordance with such instructions. Funds received by the Administrative Agent or such custodian or agent on the sale or collection of Cash Equivalents (including interest payable in respect thereof) which are not released pursuant to a request by a Grantor in accordance with paragraph(c) of this subsection 4.8 shall be reinvested by the Administrative Agent or such custodian or agent in Cash Equivalents in accordance with the instructions of the relevant Grantor. While a Notice of Acceleration is in effect, no Grantor shall have the right to give instructions to the Administrative Agent or such custodian or agent pursuant to this paragraph(b). Instructions to the Administrative Agent or such custodian or agent pursuant to this paragraph(b) may be given in writing, by facsimile, by computer transmission or orally (confirmed in writing).

          (c) As long as no Notice of Acceleration is in effect, each Grantor may obtain the release of funds in any Securities Account for transfer to the Administrative Agent for deposit in the Collateral Account on the same terms and conditions as apply to the release of funds from the Collateral Account and, for this purpose, such funds on deposit in the Securities Account shall be deemed to be on deposit in the Collateral Account, it being understood that each request by such Grantor for such a release of funds shall be made to the Administrative Agent.

          (d) Any written or oral request or instructions by any Grantor pursuant to paragraph (b) or (c) of this subsection 4.8 shall be full authority for the Administrative Agent or applicable custodian or agent of the Administrative Agent to make the requested release or investment, as the case may be.

          (e) The Administrative Agent shall from time to time appoint, as its agent or agents, one or more Persons (which in no case shall be a Grantor or an affiliate, employee or agent of a Grantor ) designated by a Grantor and reasonably acceptable to the Administrative Agent, located in New York (or such other jurisdictions within the United States (other than Florida) as may be designated by a Grantor ) with whom a Securities Account shall be established and maintained. Prior to establishing such a Securities Account, the Person so appointed shall deliver to the Administrative Agent a Custody and Control Agreement acknowledging that (i) in opening such Securities Accounts and holding Cash Equivalents therein, such Person is acting as agent of the Administrative Agent and will conduct transactions in Cash Equivalents in such account in the name of the Administrative Agent (with any confirmations of such transactions sent by such Person to reflect that fact) and (ii) such Person shall in no event deliver any Cash Equivalents (other than Excepted Cash Equivalents) held in such Securities Account to any Grantor or any affiliate, employee or agent of any Grantor . The provisions of clause (ii) of this paragraph (e) shall also apply to any Securities Account maintained with the Administrative Agent.

          (f) Upon the sale or disposition of any Cash Equivalents pursuant to this Section other than a transfer thereof to the Collateral Account, the Administrative Agent's security interest therein (but not in the Proceeds arising from such sale or disposition) shall, without any further action on the part of the Administrative Agent, be released.

SECTION 5 CASH DOMINION SYSTEM; COLLATERAL ACCOUNT; DISTRIBUTIONS

          5.1 CASH DOMINION SYSTEM.

          (a) Each Grantor has established a system of depositary accounts (together with accounts opened from time to time pursuant to paragraph (b) below of this subsection 5.1 ("Depositary Accounts") into which each such Grantor promptly deposits or causes to be deposited (and shall continue promptly to deposit or cause to be deposited) all Cash Proceeds received by it or any other Person on its behalf, other than Cash Proceeds in a Securities Account, pursuant to which such funds are remitted promptly to the Administrative Agent for deposit in the Collateral Account referred to in subsection 5.2 hereof (the "Cash Dominion System"). The Grantor represent that Schedule 5.23 to the Credit Agreement contains a true and complete list of all depositary accounts maintained by any Grantor with any bank or financial institution as of the Closing Date into which Cash Proceeds are currently deposited (collectively, the "Depositary Banks"). Each Grantor further agrees that (x) all amounts received by it from any Credit Card Subsidiary (whether as a dividend, loan or otherwise) shall be deposited directly into a Depositary Account and (y) it shall (and shall cause the relevant Credit Card Subsidiary to) execute and deliver such notices and agreements as the Administrative Agent may reasonably require (and which, in the case of the Credit Card Subsidiaries, do not violate the terms of the relevant Credit Card Program) with respect to such amounts. Each Grantor shall, within 30 days after the entry of the Emergency Order, deliver to each Depositary Bank instructions reasonably satisfactory to the Administrative Agent
(i) informing each such Depositary Bank of the Reorganization Cases and (ii) informing each such Depositary Bank of the Bankruptcy Court's directing that all of the Grantors' cash continue to be sent to the Administrative Agent pursuant to the existing arrangements.

          (b) Subject to paragraph (f) below of this subsection 5.1, each Grantor agrees that it shall not open or maintain a bank or similar account into which Cash Proceeds are deposited unless the relevant Depositary Bank and such Grantor shall have executed and delivered a Blocked Account Agreement or Lockbox Agreement, as appropriate, with respect to such Depositary Account.

          (c) Each Grantor agrees that it has instructed and will continue to instruct all Account Debtors in respect of Accounts owed to such Grantor to make payments in respect of such Accounts to one or more Depositary Accounts to be subject to the Blocked Account Agreements or Lockbox Agreements executed and delivered pursuant to paragraph (a) or (b) above of this subsection 5.1

          (d) Without prejudice to paragraph (a), (b) or (c) above or paragraph
(f) below, whether or not an Event of Default has occurred, each Grantor agrees that any Cash Proceeds (including Cash Proceeds received in payment of any Account or in payment for any Inventory or otherwise but excluding any Cash Proceeds in a Securities Account) that are not deposited directly into a Depositary Account, when collected by such Grantor, shall be promptly deposited by such Grantor in a Depositary Account, in precisely the form received, except for its endorsement when required, and until so turned over, shall be deemed to be held in trust by such Grantor for and as the Administrative Agent's property, and shall be held separately from such Grantor's other funds.

          (e) The Administrative Agent shall credit to the Collateral Account the proceeds of Depositary Accounts which have been received through the Cash Dominion System, which amounts shall then be applied in accordance with subsection 5.5 hereof.

          (f) Notwithstanding anything to the contrary contained herein or in any other Loan Document: (i) cash and Cash Equivalents of up to $15,000,000 at any one time outstanding (including cash at stores) and cash in transit in the ordinary course of business, (ii) cash consisting of cash in the Consignment Inventory Account and (iii) cash which is subject to a Lien or deposit arrangement permitted under paragraph (s) of subsection 8.3 of the Credit Agreement shall not be required to be subject to the Cash Dominion System.

          5.2 THE COLLATERAL ACCOUNT. On the Effective Date there shall be established and, at all times thereafter until repayment in full of all the Obligations, there shall be maintained with the Administrative Agent at the office of the Administrative Agent located in New York an account which shall be entitled the "Citicorp USA, Inc. - as Administrative Agent: Service Merchandise Company, Inc., debtor and debtor-in-possession - Collateral Account" (the "Collateral Account"). All moneys which are required by this Agreement or any other Security Document to be delivered to the Administrative Agent or which are received by the Administrative Agent or any agent or nominee of the Administrative Agent in respect of the Collateral, including without limitation in connection with the exercise of the remedies provided in this Agreement or any Security Document, shall be deposited in the Collateral Account and applied in accordance with the terms of this Agreement.

          5.3 CONTROL OF COLLATERAL ACCOUNT. All right, title and interest in and to the Collateral Account shall be vested in the Administrative Agent. Funds on deposit in the Collateral Account shall be under the sole dominion and control of the Administrative Agent. The Grantors' rights to payments from the Collateral Account are part of the Collateral.

          5.4 INVESTMENT OF FUNDS DEPOSITED IN COLLATERAL ACCOUNT. The Administrative Agent shall invest and reinvest moneys on deposit in the Collateral Account at any time in any of the following:

          (i) marketable obligations of the United States having a maturity of not more than three months from the date of acquisition;

          (ii) marketable obligations directly and fully guaranteed by the United States having a maturity of not more than three months from the date of acquisition;

          (iii) bankers' acceptances and certificates of deposit and other interest-bearing obligations issued by Citibank N.A., or any bank organized under the laws of the United States or any state thereof with capital, surplus and undivided profits aggregating at least $125,000,000, in each case having a maturity of not more than three months from the date of acquisition;

          (iv) repurchase obligations with a term of not more than one day for underlying securities of the types described in clauses (i), (ii) and (iii) above entered into with Citibank N.A., or any bank meeting the qualifications specified in clause (iii) above; and

          (v) commercial paper (except commercial paper issued by the Borrower or its affiliates) rated at least A-1 or P-1 by at least one nationally recognized rating organization and maturing within three months after the date of acquisition;

provided, that the aggregate amount invested in obligations of the types described in clauses (iii), (iv) and (v) above of any one issuer shall not exceed $50,000,000 at any time and provided, further, that, unless a Notice of Acceleration is in effect, the Administrative Agent shall not make any such investment except at the direction of the Borrower. All such investments and the interest and income received thereon and the net proceeds realized on the sale or redemption thereof shall be held in the Collateral Account as part of the Collateral and shall be under the sole dominion and control of the Administrative Agent.

          5.5 APPLICATION OF MONEYS.

          (a) Unless a Notice of Acceleration is in effect, all money held by the Administrative Agent in the Collateral Account shall be applied or disbursed as set forth in paragraph (d) of subsection 4.1 of the Credit Agreement.

          (b) While a Notice of Acceleration is in effect, all moneys held by the Administrative Agent in the Collateral Account or received by the Administrative Agent shall, to the extent available for distribution (it being understood that the Administrative Agent may, subject to compliance with subsection 3.7, liquidate investments prior to maturity in order to make a distribution pursuant to this subsection 5.5), be distributed by the Administrative Agent on each Distribution Date in the following order of priority:

          First: to the payment of all unpaid fees and expenses of the Agents payable under this Agreement, the Credit Agreement or any other Loan Document;

          Second: subject to subsection 5.6 hereof, to the Secured Parties in an amount equal to (i) the unpaid principal amount of, and unpaid interest on, and premium or fees, if any, in respect of, the Obligations then outstanding whether or not then due and payable, including the aggregate undrawn amounts available to be drawn (assuming compliance with all conditions to drawing) under all bonds, guarantees, letters of credit, acceptances, insurance, reimbursement and indemnity agreements or similar obligations with respect to which the Borrower is obligated to reimburse the issuer thereof for any drawings thereunder, (ii) the aggregate estimated amount of payment liabilities of the Borrower under Derivative Agreements assuming immediate termination of all such agreements and (iii) the outstanding amount of any Overdrafts; and, if such moneys shall be insufficient to pay the amounts specified in clauses (i), (ii) and (iii) in full, then ratably (without priority of any one over any other) to the Secured Parties in proportion to the unpaid amounts thereof on such Distribution Date;

          Third: to the Secured Parties, amounts equal to all other sums which constitute Obligations, including the costs and expenses of the Secured Parties and their representatives which are due and payable under the relevant Secured Instruments and which constitute Obligations as of such Distribution Date, and, if such moneys shall be insufficient to pay such sums in full, then ratably to the Secured Parties in proportion to such sums; and

          Fourth: any surplus then remaining shall be paid to the Grantors or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

          (c) The term "unpaid" as used in clause Second of paragraph (b) of this subsection 5.5 refers to all amounts allowed by the Bankruptcy Court in respect of Obligations as a basis for distribution (including estimated amounts, if any, allowed in respect of contingent claims), to the extent that prior distributions (whether actually distributed or set aside pursuant to subsection
5.6 hereof) have not been made in respect thereof.

          (d) The Administrative Agent shall make all payments and distributions under this subsection 5.5: on account of Credit Agreement Obligations in accordance with the provisions of the Credit Agreement, on account of any other Obligation (other than Overdrafts), to the relevant Secured Party based on the information supplied to the Administrative Agent by the Borrower pursuant to paragraph (a) of subsection 9.1 hereof, and on account of Overdrafts, to the relevant Lender based on information supplied to the Administrative Agent by such Lender.

          5.6 AMOUNTS HELD FOR CONTINGENT OBLIGATIONS. In the event any Secured Party shall be entitled to receive any moneys pursuant to clause Second of paragraph (b) of subsection 5.5 hereof in respect of the unliquidated unmatured or contingent portion of the outstanding Obligations (including obligations under then outstanding letters of credit, guarantees and termination liabilities with respect to Derivative Agreements and obligations which are not determinable or are unmatured), then the Administrative Agent shall invest such moneys in obligations of the kinds referred to in clauses (i) and (ii) of subsection 5.4 hereof maturing within three months after they are acquired by the Administrative Agent and shall hold all such amounts so distributable, and all such investments and the net proceeds thereof, solely for such Secured Party and for no other purpose until (i) such Secured Party shall have notified the Administrative Agent that all or part of such unliquidated, unmatured or contingent claim shall have become matured or fixed, in which case the Administrative Agent shall distribute from such investments and the proceeds thereof an amount equal to such matured or fixed claim to such Secured Party for application to the payment of such matured or fixed claim, and shall promptly give notice thereof to the Borrower or (ii) all or part of such unliquidated unmatured or contingent claim shall have been extinguished, whether as the result of an expiration without drawing of any letter of credit, payment of amounts secured or covered by any letter of credit other than by drawing thereunder, payment of amounts covered by any guarantee or otherwise, in which case (x) such Secured Party shall, as soon as practicable thereafter, notify the Borrower and the Administrative Agent and (y) such investments, and the proceeds thereof, shall be held in the Collateral Account, in trust for all Secured Parties pending application in accordance with the provisions of subsection 5.5 hereof.

          5.7 ADMINISTRATIVE AGENT'S CALCULATIONS. In making the determinations and allocations required by subsection 5.5 hereof, the Administrative Agent may conclusively rely upon information supplied by the holder of any Obligation or the Borrower as to the amounts payable with respect to any Obligation, and the Administrative Agent shall have no liability to any of the Secured Parties for actions taken in reliance on any such information, provided that nothing in this sentence shall prevent any Grantor from contesting in good faith, subject to the terms of the relevant Secured Instrument, any amount claimed by any Secured Party in any information so supplied. All distributions made by the Administrative Agent pursuant to subsection 5.5 hereof shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Administrative Agent shall have no duty to inquire as to the application by any Person of any amounts distributed to it.

          5.8 PRO RATA SHARING. If, in connection with or as a result of the Reorganization Cases or otherwise, the Administrative Agent's security interest hereunder and under the Security Documents is enforced with respect to some, but not all, of the Obligations then outstanding, the Administrative Agent shall nonetheless apply the proceeds of the Collateral for the benefit of the holders of all Obligations in the proportions and subject to the priorities specified herein. To the extent that the Administrative Agent distributes Proceeds collected with respect to Obligations held by one holder to or on behalf of Obligations held by a second holder, the first holder shall be deemed to have purchased a participation in the Obligations held by the second holder, or shall be subrogated to the rights of the second holder to receive any subsequent payments and distributions made with respect to the portion thereof paid or to be paid by the application of such Proceeds.

SECTION 6 POSSESSION AND USE OF COLLATERAL; PARTIAL RELEASES

          6.1 USE PRIOR TO NOTICE OF ACCELERATION.

          (a) As long as no Notice of Acceleration is in effect, the Grantors shall have the right: (i) to remain in possession and retain exclusive control of the Collateral (except the Pledged Securities and the Collateral Account and except as otherwise provided in subsection 5.1 hereof) with power freely and without hindrance on the part of the Administrative Agent or the Secured Parties to operate, manage, develop, use, apply, liquidate and enjoy the Collateral and to receive and use the rents, issues, tolls, profits, royalties, revenues and other income thereof; (ii) to sell or otherwise dispose of, free and clear of the lien and security interest created by the Security Documents, or encumber any Collateral if such sale or other disposition is not prohibited by the Credit Agreement or has been expressly approved in accordance with the terms of the Credit Agreement or if any Person is legally empowered to take any Collateral under the power of condemnation or eminent domain; and (iii) to require the release of any Lien created pursuant to the Security Documents in connection with a transaction permitted under paragraphs (k) or (q) of subsection 8.3 of the Credit Agreement. The Administrative Agent shall have no duty to monitor the exercise by the Grantors of their rights under this subsection 6.1.

          (b) Cash Proceeds received by the Administrative Agent or any Grantor in connection with the sale or other disposition of Collateral shall be deposited in the Collateral Account. Any such Proceeds received by any Grantor shall be held by such Grantor in trust for the Administrative Agent, shall be segregated from other funds of such Grantor and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent, in the same form as received by such Grantor (duly indorsed to the Administrative Agent, if required) for deposit in the Collateral Account.

          6.2 RELEASES.

          (a) Releases of Collateral which is sold or otherwise disposed of as permitted by paragraph (c) of subsection 4.8 hereof or by subsection 6.1 hereof, and releases, consents and subordinations pursuant to subsection 6.1 hereof shall be automatic and shall not require any affirmative action on the part of the Administrative Agent. Nevertheless, any Grantor may request that the Administrative Agent execute and deliver to it or any purchaser, transferee or assignee of Collateral or any such real property, or other affected party, a written consent, release, discharge, disclaimer, quitclaim or subordination, as applicable, in recordable form if necessary, of the Administrative Agent's interest in any Collateral under the Security Documents, and such purchaser, transferee, assignee or other affected party shall be entitled to rely conclusively on such consent, release, discharge, disclaimer, quitclaim or subordination. Such request shall be in writing, shall describe the subject property in reasonable detail, and, except in the case of releases of funds pursuant to paragraph (c) of subsection 4.8 hereof, shall state that such action is or will be in accordance with the Credit Agreement. Promptly following any such request, the Administrative Agent shall execute such requested documents, provided that the transaction giving rise to such request is permitted by subsection 6.1 hereof.

          (b) If any Collateral which is being sold or otherwise disposed of pursuant to this Section 6 is in the possession of the Administrative Agent or any agent or nominee thereof, the Administrative Agent or such agent or nominee shall promptly (and in any event within two Business Days after the request therefor) release such Collateral to the relevant Grantor in connection with such sale or disposition.

          (c) The notices, statements, directions and certificates requested under or required by this subsection 6.2 shall be full authority for the Administrative Agent to execute and deliver the releases, disclaimers, quitclaims and other instruments referred to in this subsection 6.2. The Administrative Agent in so doing shall have no liability to any Person.

          6.3 INSURANCE AND CONDEMNATION PROCEEDS; LIQUIDATING DIVIDENDS. Any insurance proceeds in respect of any Collateral, any Proceeds from the exercise of rights of eminent domain or condemnation in respect of any Collateral and any liquidating dividends paid in respect of Pledged Stock received by any of the Grantors or the Administrative Agent shall be deposited in the Collateral Account to be held therein and applied in accordance with Section 5. If for any reason any Grantor shall receive or hold any insurance proceeds, condemnation proceeds or liquidating dividends that are required to be held by the Administrative Agent pursuant to this subsection 6.3, such Grantor shall hold such proceeds or dividends in trust for the Administrative Agent and the Secured Parties and shall, as promptly as practicable, deliver such proceeds or dividends to the Administrative Agent to be held in the Collateral Account and applied in accordance with Section 5.

SECTION 7 GRANTOR REPRESENTATIONS AND WARRANTIES REGARDING COLLATERAL

          To induce the Administrative Agent and the other Secured Parties to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit thereunder to the Borrower, each Grantor hereby represents and warrants to the Administrative Agent and each other Secured Party that:

          7.1 REPRESENTATIONS IN CREDIT AGREEMENT. In the case of each Grantor, the representations and warranties set forth in Section 5 of the Credit Agreement as they relate to such Grantor or to the Loan Documents to which such Grantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Administrative Agent and each Secured Party shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Borrower's knowledge shall, for the purposes of this subsection 7.1, be deemed to be reference to such Grantor's knowledge.

          7.2 TITLE; NO OTHER LIENS. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Agreement, the Permitted Expenses and the Superior Liens, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No effective financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed (i) in favor of the Administrative Agent, for the benefit of the Secured Parties pursuant to this Agreement or (ii) pursuant to the Superior Liens.

          7.3 PERFECTED FIRST PRIORITY LIENS. The security interests granted pursuant to this Agreement are prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Expenses and Superior Liens.

          7.4 CHIEF EXECUTIVE OFFICE. On the date hereof, each Grantor's jurisdiction of organization and the location of such Grantor's chief executive office is specified on Schedule 4.

          7.5 INVENTORY AND EQUIPMENT. On the date hereof, each Grantor's Inventory and Equipment (other than mobile goods) are kept at the locations listed on Schedule 5.

          7.6 FARM PRODUCTS. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

          7.7 PLEDGED SECURITIES.

          (a) The shares of Pledged Stock pledged by such Grantor hereunder and delivered to the Administrative Agent on the Closing Date constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer as of such date.

          (b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

          (c) The Pledged Debt Securities pledged hereunder by such Grantor, the Instruments or certificates of which have been delivered to the Administrative Agent on the Closing Date, constitute all of the Pledged Debt Securities held by such Grantor as of such date.

          (d) The Pledged Debt Securities in existence on the date hereof are set forth in Schedule 2.

          (e) Each of the Pledged Debt Securities constitutes, to the knowledge of such Grantor if such Grantor is the payee thereof, the legal, valid and binding obligation of such Grantor if such Grantor to, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (f) The Pledged Partnership Interests pledged by such Grantor hereunder constitutes all the outstanding Capital Stock of each Issuer of such Pledged Partnership Interests.

          7.8 INTELLECTUAL PROPERTY.

          (a) Schedule 6 lists all material Intellectual Property owned or licensed by such Grantor in its own name on the date hereof.

          (b) To such Grantor's knowledge, all material Intellectual Property is on the date hereof valid, subsisting, unexpired, enforceable and has not been abandoned.

          (c) Except as set forth in Schedule 6, none of the material Intellectual Property is on the date hereof the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

          (d) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor's rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.

          (e) No action or proceeding is pending on the date hereof seeking to limit, cancel or question the validity, or such Grantor's ownership, of any Intellectual Property which, if adversely determined, would have a Material Adverse Effect.

SECTION 8 GRANTOR COVENANTS REGARDING COLLATERAL

          Each Grantor covenants and agrees with the Administrative Agent and the other Secured Parties that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding (or all outstanding Letters of Credit shall have been fully cash collateralized in accordance with the Credit Agreement) and the Commitments shall have terminated:

          8.1 COVENANTS IN CREDIT AGREEMENT. Such Grantor shall take, or shall refrain from taking, and shall cause its Subsidiaries to take or refrain from taking, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Grantor or any of its Subsidiaries.

          8.2 DELIVERY OF INSTRUMENTS AND CHATTEL PAPER. If the aggregate of all amounts payable to the Grantors pursuant to Undelivered Instruments shall exceed $200,000, such Undelivered Instruments, to the extent necessary to eliminate such excess, shall be immediately delivered to the

Administrative Agent duly indorsed in a manner satisfactory to the Administrative Agent to be held as Collateral pursuant to this Agreement.

          8.3 INSURANCE. Each Grantor shall maintain insurance policies insuring Inventory and Equipment pursuant to and in accordance with subsection
7.5 of the Credit Agreement.

          8.4 MAINTENANCE OF PERFECTED SECURITY INTEREST; FURTHER
DOCUMENTATION.

          (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in subsection 7.3 hereof and shall defend such security interest against the claims and demands of all Persons whomsoever.

          (b) Upon reasonable written request of the Administrative Agent, such Grantor will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

          8.5 CHANGES IN LOCATIONS, NAME, ETC. Such Grantor will not, except upon not less than 15 days' prior written notice to the Administrative Agent.

          (a) permit any of the Inventory or Equipment (other than (i) immaterial Inventory and Equipment and (ii) Inventory and Equipment in transit in the ordinary course of business) to be kept at a location other than those listed on Schedule 5;

          (b) change the location of its chief executive office or sole place of business from that referred to in subsection 7.4 hereof; or

          (c) change its name, identity or corporate structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become misleading.

          8.6 RECEIVABLES.

          (a) Other than in the ordinary course of business or as otherwise permitted by the Loan Documents, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could materially and adversely affect the value thereof.

          (b) Such Grantor will take all actions necessary to give notice pursuant to the United States Assignment of Claims Act of 1940, as amended, or such other analogous law if a material portion of the total amount of the Receivables is owing from Governmental Authorities.

          8.7 INTELLECTUAL PROPERTY.

          (a) Such Grantor (either itself or through licensees or agents) will continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its then-current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under each material Trademark,
(iii) use such Trademark with all appropriate notices of registration and (iv) not (and not permit any licensee or sublicensee thereof or agent to) do any act or knowingly omit to do any act whereby any material Trademark may become invalidated or impaired in any way.

          (b) Such Grantor (either itself or through licensees or agents) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

          (c) Such Grantor (either itself or through licensees or agents) will not (and will not permit any licensee or sublicensee thereof or agent to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated. Such Grantor will not (either itself or through licensees or agents) do any act whereby any material portion of the Copyrights may fall into the public domain.

          (d) Such Grantor (either itself or through licensees or agents) will not do any act that knowingly uses a material Intellectual Property to infringe the Intellectual Property rights of a third party.

          (e) Such Grantor will notify the Administrative Agent and the other Secured Parties immediately if it knows, or has reason to know, that any application or registration relating to any material Patent, Copyright or Trademark may become abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the U.S. Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership of, or the validity of, any material Intellectual Property or such Grantor's right to register the same or to own and maintain the same.

          (f) Whenever such Grantor, either by itself or through any agent employee, licensee or designee, shall file an application for any Patent or Trademark with the United States Patent and Trademark Office or any Copyright in the U.S. Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs.

          (g) Such Grantor (either itself or through licensees or agents) will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the U.S. Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

          (h) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor (either itself or through licensees or agents) shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent and the Secured Parties after it learns thereof.

          8.8. MAINTENANCE OF RECORDS. Such Grantors will keep and maintain, at its own cost and expense, satisfactory and complete records of the Collateral, in all material respects, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings concerning the Collateral. Upon the Administrative Agent's request such Grantors will mark its books and records pertaining to the Collateral to evidence this Agreement and the security interests granted hereby and all Chattel Paper will be marked with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest granted to Citicorp USA, Inc., as Administrative Agent under that certain Post-Petition Credit Agreement dated as of March 29, 1999." For the Administrative Agent's further security, such Grantor agrees that the Administrative Agent shall have a property interest in all of such Grantor's books and records pertaining to the Collateral and, upon the occurrence and during the continuation of an Event of Default, such Grantor shall deliver and turn over any such books and records to the Administrative Agent or to its representatives at any time on demand of the Administrative Agent.

          8.9 FURTHER ASSURANCES. At any time and from time to time, upon the written request of the Administrative Agent, and at the expense of the Grantors, each Grantor will promptly execute and deliver any and all such further instruments and documents and take such further action as is necessary or reasonably requested to obtain the full benefits of this Agreement and the other Security Documents and of the rights and powers herein and therein granted (consistent with any exclusions or time periods provided for taking such action, as contemplated by the Credit Agreement or the Security Documents).

SECTION 9 CERTAIN REMEDIAL PROVISIONS

          9.1 NOTICE OF DEFAULT; NOTICE OF ACCELERATION.

          (a) At any time after the occurrence and during the continuation of an Event of Default, the Administrative Agent may and, at the request of the Majority Lenders, shall deliver a Notice of Default to the Borrower. At any time after the Loans and other amounts owing under the Credit Agreement shall have been declared due and payable and the Commitments shall have been terminated pursuant to Section 9 of the Credit Agreement, the Administrative Agent may and, at the request of the Majority Lenders, shall deliver a Notice of Acceleration to the Borrower.

          (b) A Notice of Default and a Notice of Acceleration shall become effective upon delivery thereof to the Borrower. A Notice of Default and a Notice of Acceleration, once effective, shall remain in effect unless and until it is cancelled as provided in paragraph (c) of this subsection 9.1 or, in the case of a Notice of Default only, the Event of Default giving rise to the delivery of the same has been waived or is otherwise no longer continuing.

          (c) The Administrative Agent shall be entitled, with the consent of the Majority Lenders, to cancel any Notice of Default or Notice of Acceleration by delivering a written notice of cancellation to the Borrower at any time.

          (d) Upon the occurrence and during the continuation of any Event of Default the automatic stay under section 362 of the Bankruptcy Code shall be deemed vacated so as to permit the Administrative Agent to take the actions permitted under this subsection 9.1, and the Grantors hereby acknowledge and agree that any actions taken by the Administrative Agent hereunder shall not constitute a violation of the automatic stay provided by section 362 of the Bankruptcy Code and the Grantors hereby waive the automatic stay to the extent applicable.



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

          (e) The Borrower shall deliver to the Administrative Agent from time to time while a Notice of Default is in effect, upon request of the Administrative Agent, a list setting forth as of a date not more than 30 days prior to the date of such delivery (i) the aggregate unpaid principal or face amount of the Extensions of Credit and (ii) the aggregate unpaid or notional amount of each other Obligation (other than Overdrafts) and the name and address of each Secured Party thereunder.

          9.2 RIGHT TO INITIATE JUDICIAL PROCEEDINGS. As long as a Notice of Default (and, to the extent required by this Agreement or any Security Document, a Notice of Acceleration) is in effect and subject to compliance with subsection 3.7, the Administrative Agent shall have the right and power to institute and maintain such suits and proceedings as it may deem appropriate to protect and enforce the rights vested in it by this Agreement and each Security Document. As long as a Notice of Acceleration is in effect and subject to compliance with subsection 3.7, the Administrative Agent may either after entry, or without entry, proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon the Collateral and to sell all or, from time to time, any of the Collateral under the judgment or decree of a court of competent jurisdiction.

          9.3 RIGHT TO APPOINT A RECEIVER. As long as a Notice of Acceleration is in effect and subject to compliance with subsection 3.7, upon the filing of a bill in equity or other commencement of judicial proceedings to enforce the rights of the Administrative Agent under this Agreement or any Security Document, the Administrative Agent shall, to the extent permitted by law, with notice to the Borrower but without notice to any party claiming through the Grantors, without regard to the solvency or insolvency at the time of any Person then liable for the payment of any of the Obligations, without regard to the then value of the Collateral, and without requiring any bond from any complainant in such proceedings, be entitled as a matter of right to the appointment of a receiver or receivers (who may be the Administrative Agent) of the Collateral, or any part thereof, and of the rents, issues, tolls, profits, royalties, revenues and other income thereof, pending such proceedings, with such powers as the court making such appointment shall confer, and to the entry of an order directing that the rents, issues, tolls, profits, royalties, revenues and other income of the property constituting the whole or any part of the Collateral be segregated, sequestered and impounded for the benefit of the Administrative Agent and the other Secured Parties, and each Grantor irrevocably consents to the appointments of such receiver or receivers and to the entry of such order, provided that, notwithstanding the appointment of any receiver, the Administrative Agent shall be entitled to retain possession and control of all cash and Cash Equivalents held by or deposited with it pursuant to this Agreement or any Security Document.

          9.4 EXERCISE OF POWERS; INSTRUCTIONS OF MAJORITY SECURED PARTIES.

          (a) All of the powers, remedies and rights of the Administrative Agent as set forth in this Agreement may be exercised by the Administrative Agent in respect of any Security Document as though set forth in full therein and all of the powers, remedies and rights of the Administrative Agent and the other Secured Parties as set forth in any Security Document may be exercised from time to time as herein and therein provided.

          (b) The Majority Lenders shall have the right, by one or more instruments in writing executed and delivered to the Administrative Agent, to direct the time, method and place of conducting any proceeding for any right or remedy available to the Administrative Agent, or of exercising any trust or power conferred on the Administrative Agent, or for the appointment of a receiver, or to direct the taking or the refraining from taking of any action authorized by this Agreement or any Security Document, provided that (i) such direction shall not conflict with the provisions of law, this Agreement,






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

any Security Document or any other Loan Document and (ii) the Administrative Agent shall be adequately indemnified to its satisfaction in the exercise of reasonable judgment. Nothing in this paragraph (b) shall impair the right of the Administrative Agent in its discretion to take any action which it deems proper and which is not inconsistent with such direction by the Majority Lenders. In the absence of such direction, the Administrative Agent shall have no duty to take or refrain from taking any action unless explicitly required herein.

          (c) Subject to compliance with subsection 3.7, exercise by the Administrative Agent of the powers granted hereunder is not a violation of the automatic stay provided by section 362 of the Bankruptcy Code and the Grantors waive applicability thereof.

          9.5 REMEDIES NOT EXCLUSIVE, ETC.

          (a) No remedy conferred upon or reserved to the Administrative Agent herein or in the Security Documents is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or in any Security Document or now or hereafter existing at law or in equity or by statute.

          (b) No delay or omission by the Administrative Agent to exercise any right, remedy or power hereunder or under any Security Document shall impair any such right, remedy or power or shall be construed to be a waiver thereof, and every right, power and remedy given by this Agreement or any Security Document to the Administrative Agent may be exercised from time to time and as often as may be deemed expedient by the Administrative Agent.

          (c) If the Administrative Agent shall have proceeded to enforce any right, remedy or power under this Agreement or any Security Document and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Administrative Agent, then the Grantors, the Administrative Agent and the Secured Parties shall, subject to any determination in such proceeding, severally and respectively be restored to their former positions and rights hereunder or thereunder with respect to the Collateral and in all other respects, and thereafter all rights, remedies and powers of the Administrative Agent shall continue as though no such proceeding had been taken.

          (d) To the extent permitted by applicable law, all rights of action and of asserting claims upon or under this Agreement and the Security Documents may be enforced by the Administrative Agent without the possession of any Secured Instrument or instrument evidencing any Obligation or the production thereof at any trial or other proceeding relative thereto, and any suit or proceeding instituted by the Administrative Agent shall be, subject to clause
(ii) of paragraph (b) of subsection 10.7 hereof, brought in its name as Administrative Agent and any recovery of judgment shall be held as part of the Collateral.

          9.6 WAIVER AND ESTOPPEL.

          (a) Each Grantor agrees, to the extent it may lawfully do so, that it will not at any time in any manner whatsoever claim or take the benefit or advantage of any appraisement, valuation, stay of execution, extension, moratorium, turnover or redemption law, or any law permitting it to direct the order in which the Collateral shall be sold, now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance or enforcement of this Agreement or any Security Document and hereby waives all benefit or advantage of all such laws and covenants that it will not hinder, delay or impede the execution of any power granted to the Administrative Agent in this Agreement or any Security Document but will suffer and permit the execution of every such power as though no such law were in force.

          (b) Each Grantor, to the extent it may lawfully do so, on behalf of itself and all who may claim through or under it, waives and releases all rights to demand or to have any marshalling of the Collateral upon any sale, whether made under any power of sale granted herein or in any Security Document or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Agreement or any Security Document and consents and agrees that all the Collateral may at any such sale be offered and sold as an entirety.

          (c) Each Grantor waives, to the extent permitted by applicable law, presentment, demand, protest and any notice of any kind (except notices explicitly required hereunder or under the Credit Agreement or any Security Document) in connection with this Agreement and the Security Documents and any action taken by the Administrative Agent with respect to the Collateral.

          9.7 LIMITATION ON ADMINISTRATIVE AGENT'S DUTY IN RESPECT OF COLLATERAL. Beyond its duties as to the custody thereof expressly provided herein or in any other Security Document and to account to the other Secured Parties and the Grantors for moneys and other property received by it hereunder or under any Security Document, the Administrative Agent shall not have any duty to the Grantors or to the other Secured Parties as to any Collateral in its possession or control or in the possession or control of any of its agents or nominees, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto except to treat such Collateral in its possession and control with the same degree of care as it accords its own property and as may be required by applicable law. Notwithstanding the foregoing, the Administrative Agent shall be responsible and accountable for damages occasioned by such taking of possession or control which are the direct result of the Administrative Agent's gross negligence or willful misconduct.

          9.8 LIMITATION BY LAW. All rights, remedies and powers provided in this Agreement or any Security Document may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law (including the Bankruptcy Code), and all the provisions hereof and of the Security Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and (subject to subsection 11.7 hereof) to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part or not entitled to be recorded, registered or filed under the provisions of any applicable law.

          9.9 RIGHTS OF SECURED PARTIES UNDER SECURED INSTRUMENTS. Notwithstanding any other provision of this Agreement or any Security Document, the right of each Secured Party to receive payment of the Obligations held by such Secured Party when due (whether at the stated maturity thereof, by acceleration or otherwise) as expressed in the related Secured Instrument or other instrument evidencing or agreement governing a Obligation or to institute suit for the enforcement of such payment on or after such due date, and the obligation of the relevant Grantor to pay such Obligation when due, shall not be impaired or affected without the consent of such Secured Party. Notwithstanding the foregoing, no Secured Party shall institute or commence any proceeding in the State of Alaska, Arizona, California, Nevada, Utah or Washington to collect any Obligations owed to it or shall otherwise exercise any remedies against the Collateral with respect to the Obligations owed to it or exercise any right of setoff unless such Secured Party shall have first obtained the consent of the Majority Lenders.

          9.10 OVERDRAFTS. Each Grantor agrees to repay any such Grantor's Overdrafts in accordance with the terms of the relevant Secured Instrument.

          9.11 SET-OFF. In addition to any rights and remedies of the Administrative Agent and the other Secured Parties provided by law, the Administrative Agent, each other Secured Party and each affiliate of a Secured Party shall have the right, without prior notice to any Grantor other than the notice provided for in subsection 3.7 hereof (but subject to the prior consent of the Administrative Agent and the Majority Lenders), upon any Obligation becoming due and payable by any Grantor (whether at the stated maturity, by acceleration or otherwise) to set off and appropriate and apply against the amount of such Obligations any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party or any branch or agency or affiliate thereof to or for the credit or the account of such Grantor. The Administrative Agent and each Secured Party agrees promptly to notify such Grantor and (if applicable) the Administrative Agent after any such set off and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Secured Party under this subsection 9.11 are in addition to the other rights and remedies (including, without limitation, other rights of set-off) which such Secured Party may have.

SECTION 10 THE ADMINISTRATIVE AGENT

          10.1 EXCULPATORY PROVISIONS.

          (a) The Administrative Agent shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties herein, all of which are made solely by the Grantors. The Administrative Agent makes no representations as to the value or condition of the Collateral or any part thereof, or as to the title of the Grantors thereto or as to the security or perfection afforded by this Agreement or any Security Document, or as to the validity, execution (except its own execution), enforceability, legality or sufficiency of this Agreement, the other Security Documents or the Obligations, and the Administrative Agent shall incur no liability or responsibility in respect of any such matters. The Administrative Agent shall not be responsible for insuring the Collateral or for the payment of taxes, charges or assessments or discharging of liens upon the Collateral or otherwise as to the maintenance of the Collateral, except that if the Administrative Agent takes possession of any Collateral, the Administrative Agent shall use the care accorded its own assets in the preservation of the Collateral in its possession and as required by any applicable law. Notwithstanding the foregoing, the Administrative Agent shall be responsible and accountable for damages occasioned by such taking of possession or control which are the direct result of the Administrative Agent's gross negligence or willful misconduct.

          (b) The Administrative Agent shall not be required to ascertain or inquire as to the performance by any Grantor of any of the covenants or agreements contained herein or in any Security Document or Secured Instrument. Whenever it is necessary, or in the opinion of the Administrative Agent advisable, for the Administrative Agent to ascertain the amount of Obligations then held by any Secured Party, the Administrative Agent may conclusively rely on a certificate of such Secured Party, in the case of any Obligations and, if such Secured Party shall not give such information to the Administrative Agent, such Person shall not be entitled to receive distributions hereunder (in which case distributions to those Persons who have supplied such information to the Administrative Agent shall be calculated by the Administrative Agent using, for those Persons who have not supplied such information, the list then most recently delivered by the Borrower pursuant to paragraph (e) of subsection 9.1 hereof, and the amount so calculated to be distributed to the Person who fails to give such information shall be held in trust for such Person until such Person does supply such information to the Administrative Agent, whereupon on the next Distribution Date the amount distributable to such Person shall be recalculated using such information and distributed to it. Nothing in the preceding sentence shall prevent any Grantor from contesting amounts claimed by any Secured Party in any certificate so supplied.

          (c) The Administrative Agent. shall be obligated to perform such duties and only such duties as are specifically set forth in this Agreement and the other Security Documents, and no implied covenants or obligations shall be read into this Agreement or any other Security Document against the Administrative Agent except as may be required by applicable law.

          (d) Notwithstanding any other provision of this Agreement (other than those relating to the care of the Collateral in its possession), the Administrative Agent shall not be personally liable for any action taken or omitted to be taken by it in accordance with this Agreement or the Security Documents except for its own gross negligence or willful misconduct.

          (e) The Lender which is the Administrative Agent shall have the same rights with respect to any Obligation held by it as any other Secured Party and may exercise such rights as though it were not the Administrative Agent hereunder, and it and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with, any of the Grantors as if it were not the Administrative Agent.

          10.2 DELEGATION OF DUTIES. The Administrative Agent may execute any of the powers granted to it herein and perform any duty hereunder either directly or by or through agents or attorneys-in-fact, who may include officers and employees of any of the Grantors. The Administrative Agent shall be entitled to advice of counsel concerning all matters pertaining to such powers and duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact selected by it with reasonable care. The Administrative Agent may enter into agreements with such agents or attorneys-in-fact in such form as it may reasonably deem necessary or advisable, and shall be entitled to amend, modify, or waive the provisions of such agreements from time to time, provided that no amendment, modification or waiver to any bailment, custodial or similar agreement executed in connection herewith affecting the Borrower or any other Grantor shall be effective unless consented to in writing by the Borrower, which consent shall not be unreasonably withheld.

          10.3 RELIANCE BY ADMINISTRATIVE AGENT.

          (a) Whenever in the administration of this Agreement or the other Security Documents the Administrative Agent shall deem it necessary or desirable that a factual matter be proved or established in connection with the Administrative Agent taking, suffering or omitting any action hereunder or thereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved or established by a certificate of a Responsible Officer delivered to the Administrative Agent, and such certificate shall be full warrant to the Administrative Agent for any action taken, suffered or omitted in reliance thereon.

          (b) The Administrative Agent may consult with counsel, and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder or under any Security Document in accordance therewith. The Administrative Agent shall have the right at any time to seek instructions concerning the administration of this Agreement and the Security Documents from any court of competent jurisdiction.

          (e) The Administrative Agent may rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document which it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, facsimiles and telexes, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct, the Administrative Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Administrative Agent and conforming to the requirements of this Agreement.

          (d) The Administrative Agent shall not be under any obligation to exercise any of the rights or powers vested in the Administrative Agent by this Agreement and the Security Documents, at the request or direction of the Majority Lenders pursuant to this Agreement or otherwise, unless the Administrative Agent shall have been provided adequate security and indemnity against the costs, expenses and liabilities which may be incurred by it in compliance with such request or direction, including such reasonable advances as may be requested by the Administrative Agent.

          (e) Upon any application or demand by any of the Grantors (except any such application or demand which is expressly permitted to be made orally) to the Administrative Agent to take or permit any action under any of the provisions of this Agreement or any other Security Document, the Borrower shall furnish to the Administrative Agent a certificate of a Responsible Officer stating that all conditions precedent, if any, provided for in this Agreement, in any relevant Security Document or in the Credit Agreement or any other Secured Instrument relating to the proposed action have been or will be (in the case of application of proceeds from sales of assets) complied with, and in the case of any such application or demand as to which the furnishing of any document is specifically required by any provision of this Agreement or other Security Document relating to such particular application or demand, such additional document shall also be furnished.

          (f) Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate of a Responsible Officer or representations made by a Responsible Officer in a writing attached to such Opinion of Counsel or filed with the Administrative Agent.

          10.4 LIMITATIONS ON DUTIES OF THE ADMINISTRATIVE AGENT.

          (a) The Administrative Agent shall be obligated to perform such duties and only such duties as are specifically set forth in this Agreement and the other Security Documents, and no implied covenants or obligations shall be read into this Agreement or any other Security Document against the Administrative Agent except as may be required by applicable law.

          (b) No provision of this Agreement or of any other Security Document shall be deemed to impose any duty or obligation on the Administrative Agent to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Administrative Agent shall be unqualified or incompetent, to perform any such act or acts or to exercise any such right, power, duty or obligation or if such performance or exercise would constitute doing business by the Administrative Agent in such jurisdiction or imposes a tax on the Administrative Agent by reason thereof.

          10.5 RESIGNATION AND REMOVAL OF THE ADMINISTRATIVE AGENT. The Administrative Agent may resign and a successor Administrative Agent may be appointed in accordance with the terms of the Credit Agreement applicable to resignations of the Administrative Agent.

          10.6 MERGER OF THE ADMINISTRATIVE AGENT. Any corporation into which the Administrative Agent may be merged, or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Administrative Agent shall be a party, shall be Administrative Agent under this Agreement and the other Security Documents without the execution or filing of any paper or any further act on the part of the parties hereto.

          10.7 CO-COLLATERAL ADMINISTRATIVE AGENT; SEPARATE ADMINISTRATIVE
AGENTS.

          (a) If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or to avoid any violation of law or imposition on the Administrative Agent of taxes by such jurisdiction not otherwise imposed on the Administrative Agent, or the Administrative Agent shall be advised by counsel, satisfactory to it, that it is necessary or prudent in the interest of the Secured Parties, or the Administrative Agent shall reasonably deem it desirable for its own protection in the performance of its duties hereunder or under any other Security Document, the Administrative Agent and each of the Grantors shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more persons approved by the Administrative Agent and the Grantors, either to act as co-collateral agent or co-collateral agents of all or any of the Collateral under this Agreement or under any of the Security Documents, jointly with the Administrative Agent originally named herein or therein or any successor Administrative Agent, or to act as separate collateral agent or collateral agents of any of the Collateral. If any of the Grantors shall not have joined in the execution of such instruments and agreements within 20 Business Days (or, if a Notice of Default is in effect, 10 Business Days) after it receives a written request from the Administrative Agent to do so, or if a Notice of Acceleration is in effect, the Administrative Agent may act under the foregoing provisions of this paragraph
(a) without the concurrence of such Grantors and execute and deliver such instruments and agreements on behalf of such Grantors. Each of the Grantors hereby appoints the Administrative Agent as its agent and attorney to act for it under the foregoing provisions of this paragraph (a) in either of such contingencies.

          (b) Every separate collateral agent and every cocollateral agent, other than any successor Administrative Agent appointed pursuant to the Credit Agreement, shall, to the extent permitted by law, be appointed and act and be such, subject to the following provisions and conditions:

              (i) all rights, powers, duties and obligations conferred upon the Administrative Agent in respect of the custody, control and management of moneys, papers, Chattel Paper, Instruments, or securities shall be exercised solely by the Administrative Agent or any agent appointed by the Administrative Agent;

              (ii) all rights, powers, duties and obligations conferred or imposed upon the Administrative Agent hereunder and under the relevant Security Document or Documents shall be conferred or imposed and exercised or performed by the Administrative Agent and such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents, jointly, as shall be provided in the instrument appointing such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Administrative Agent shall be incompetent or unqualified to perform such act or acts, or unless the performance of such act or acts would result in the imposition of any tax on the Administrative Agent which would not be imposed absent such joint act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents at the direction of the Administrative Agent;

              (iii) no power given hereby or by the relevant Security Documents to, or which it is provided herein or therein may be exercised by, any such co-collateral agent or co-collateral agents or separate collateral agent or separate collateral agents, shall be exercised hereunder or there by such co-collateral agent or co-collateral agents or separate collateral agent or separate collateral agents except jointly with, or with the consent or direction in writing of, the Administrative Agent anything contained herein to the contrary notwithstanding;

              (iv) no collateral agent hereunder shall be personally liable by reason of any act or omission of any other collateral agent hereunder, except in connection with its own gross negligence or willful misconduct; and

              (v) the Borrower and the Administrative Agent, at any time by an instrument in writing executed by them jointly, may accept the resignation of or remove any such separate collateral agent or co-collateral agent and, in that case by an instrument in writing executed by them jointly, may appoint a successor to such separate collateral agent or co-collateral agent, as the case may be, anything contained herein to the contrary notwithstanding. If the Borrower shall not have joined in the execution of any such instrument within 20 Business Days (or, if a Notice of Default is in effect, 10 Business Days) after it receives a written request from the Administrative Agent to do so, or if a Notice of Acceleration is in effect, the Administrative Agent shall have the power to accept the resignation of or remove any such separate collateral agent or co-collateral agent and to appoint a successor without the concurrence of the Borrower, the Borrower hereby appointing the Administrative Agent its agent and attorney to act for it in such connection in such contingency. If the Administrative Agent shall have appointed a separate collateral agent or separate collateral agents or co-collateral agent or co-collateral agents as above provided, the Administrative Agent may at any time, by an instrument in writing, accept the resignation of or remove any such separate collateral agent or co-collateral agent and the successor to any such separate collateral agent or co-collateral agent shall be appointed by the Borrower and the Administrative Agent, or by the Administrative Agent alone pursuant to this paragraph (b).

          10.8 TREATMENT OF PAYEE OR INDORSEE BY ADMINISTRATIVE AGENT; REPRESENTATIVES OF SECURED PARTIES.

          (a) The Administrative Agent may treat the registered holder or, if none, the payee or indorsee of any promissory note or debenture evidencing a Extension of Credit as the absolute owner thereof for all purposes and shall not be affected by any notice to the contrary, whether such promissory note or debenture shall be past due or not.

          (b) Any Person (other than the Administrative Agent), which shall be designated as the duly authorized representative of one or more Secured Parties to act as such in connection with any matters pertaining to this Agreement or the Collateral shall present to the Administrative Agent such documents, including Opinions of Counsel, as the Administrative Agent may reasonably require, in order to demonstrate to the Administrative Agent the authority of such Person to act as the representative of such Secured Parties (it being understood that the holders of Credit Agreement Obligations are represented hereunder by the Administrative Agent).

          10.9 INDEMNIFICATION. The Grantors agree to pay, indemnify, and hold the Administrative Agent harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits and reasonable out-of-pocket costs, expenses (including the reasonable fees of counsel) or disbursements of any kind or nature whatsoever with respect to the enforcement of this Agreement and the Security Documents, except to the extent arising from the gross negligence or willful misconduct of any indemnified party. The Grantors agree to pay, indemnify, and hold the Administrative Agent harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits and reasonable out-of-pocket costs, expenses (including the reasonable fees of counsel and other professional advisors) or disbursements of any kind or nature whatsoever with respect to the violation by any Grantor of, noncompliance with or remediation obligations under any laws, rules or regulations regulating, relating to or imposing liabilities or standards of conduct concerning environmental protection matters directly relating to the Grantors or their real property (except to the extent that the same results from the gross negligence or willful misconduct of the Administrative Agent or its employees, officers or agents). The agreements in this subsection 10.9 shall survive the termination of the other provisions of this Agreement.

SECTION 11 MISCELLANEOUS

           11.1 AMENDMENTS, SUPPLEMENTS AND WAIVERS.

           (a) Subject to subsection 11.1 of the Credit Agreement, the Administrative Agent and each of the Grantors may, from time to time, enter into written agreements supplemental hereto or to any other Security Document for the purpose of adding to, or waiving any provisions of, this Agreement or any such other Security Document or changing in any manner the rights or obligations of the Administrative Agent, the Secured Parties or the Grantors hereunder or thereunder, provided that no such supplemental agreement shall (i) amend, modify or waive any provision of subsection 3.5 hereof or the definition of Obligations or any of the defined terms contained in such definition without the written consent of each Secured Party whose rights would be adversely affected thereby or (ii) amend, modify or waive any provision of Section 10 or alter the duties, rights or obligations of the Administrative Agent hereunder or under the other Security Documents without the written consent of the Administrative Agent. Any such supplemental agreement shall be binding upon the Grantors, the Administrative Agent and the Secured Parties and their respective successors and assigns.

          (b) Without the consent of any Secured Party, the Administrative Agent and any of the Grantors, at any time and from time to time, may enter into one or more agreements supplemental hereto or to any Security Document, in form satisfactory to the Administrative Agent, to mortgage or pledge to the Administrative Agent, or grant a security interest in favor of the Administrative Agent in, any property or assets as additional security for the Secured Obligations.

          11.2 NOTICES. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in subsection 11.2 of the Credit Agreement, provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

          11.3 NO WAIVER BY COURSE OF CONDUCT; CUMULATIVE REMEDIES. Neither the Administrative Agent nor any Secured Party shall by any act (except by a written instrument pursuant to subsection 11.1 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

          11.4 ENFORCEMENT EXPENSES, INDEMNIFICATION.

          (a) Each Guarantor agrees to pay or reimburse the Administrative Agent and each other Secured Party for all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, to the same extent the Borrower would be required to do so pursuant to subsection 11.5 of the Credit Agreement, mutatis mutandis.

          (b) Each Grantor agrees to pay, and to save the Administrative Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes and recording and registration fees which may be payable or determined to be payable with respect to any of the Collateral, any Security Document, any Secured Instrument or any of the transactions contemplated by this Agreement.

          (c) Each Grantor agrees to pay, and to save the Administrative Agent and the Secured Parties harmless from any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the same extent the Borrower would be required to do so pursuant to subsection 10.7 of the Credit Agreement.

          (d) The agreements in this subsection 11.4 shall survive repayment of the Obligations and termination of the other provisions of this Agreement.

          11.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the other Secured Parties and their respective successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

          11.6 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

          11.7 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          11.8 INTEGRATION. This Agreement and the other Loan Documents represent the entire agreement of the Grantors, the Administrative Agent and the other Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties of the Administrative Agent or any other Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

          11.9 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          11.10 CERTAIN WAIVERS. The Borrower and each Guarantor hereby irrevocably and unconditionally:

          (a) agrees that service of process in any legal action or proceeding relating to this Agreement or other Security Documents may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address referred to in subsection 11.2 hereof or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (b) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law; and

          (c) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection 11.10 any special, exemplary, punitive or consequential damages.

          11.11 ACKNOWLEDGMENTS. Each Grantor hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) neither the Administrative Agent nor any other Secured Party has any fiduciary relationship with or duty to the Grantors arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and other Secured Parties, on one hand, and the Grantors, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

          11.12 TERMINATION. (a) Upon the (i) release of the Liens on the Collateral in accordance with the Credit Agreement or (ii) the termination of the Credit Agreement in accordance with subsection 11.12 of the Credit Agreement, the Administrative Agent will promptly, at the Borrower's written request and expense, terminate all Lockbox Agreements and Blocked Account Agreements and (x) execute and deliver to the Grantors such documents and other instruments as the Borrower shall reasonably request to evidence the release of Liens on the Collateral, (y) deliver or cause to be delivered to the Grantors all property of such Grantors then held by the Administrative Agent or any agent thereof and (z) transfer all amounts on deposit in the Collateral Account to an account designated by the Person lawfully entitled to receive the same. Concurrently with any such release or termination, this Agreement and each of the other Security Documents shall automatically terminate. The provisions of this paragraph (a) of subsection 11.12 shall survive the termination of this Agreement.

          (b) Upon the sale of all or a portion of the Capital Stock of a Grantor to a third party in accordance with and as permitted under the Credit Agreement such that such Grantor ceases to be a Subsidiary, (i) such Grantor and each Subsidiary of such Grantor which is included in such sale (such Grantor and each such Subsidiary being referred to herein as "Included Grantors") shall cease to be a Grantor hereunder or a party to any Security Document and shall be released from its obligations pursuant hereto and thereto, (ii) the Liens created by the Security Documents entered into by such Included Grantors in all right, title and interest of such Included Grantors in the Collateral shall terminate, in each case only with respect to such Included Grantors, (iii) all right, title and interest of the Administrative Agent in and to the Collateral subject to such Liens shall revert to such Included Grantors, their successors and assigns and (iv) any obligations of such Included Grantors shall, unless otherwise expressly notified by the Borrower to the Administrative Agent in writing, cease to be Obligations. Upon any such termination, the Administrative Agent will promptly, at the Borrower's written request, (x) execute and deliver to such Included Grantors such documents and other instruments as the Borrower shall reasonably request to evidence the release of the Liens on such Collateral and (y) deliver or cause to be delivered to such Included Grantors all property of such Included Grantors then held by the Administrative Agent or any agent thereof.

          11.13 WAIVER OF JURY TRIAL. THE GRANTORS AND THE SECURED PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          11.14 SECTION HEADINGS. The Section and subsection headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          11.15 CONFLICTS. In the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of the Credit Agreement, the terms and conditions of the Credit Agreement shall control.

          IN WITNESS WHEREOF, each of the undersigned has caused this Master Security Agreement to be duly executed and delivered as of the date first above written.


                                    SERVICE MERCHANDISE COMPANY, INC.,
                                        as the Borrower


                                    By: /s/ C. Steven Moore
                                        -----------------------------------
                                            Name:
                                            Title:















                                SIGNATURE PAGE TO
                            MASTER SECURITY AGREEMENT

             B.A. PARGH, INC.
             H.J. WILSON CO., INC.
             H.J. WILSON CO. REALTY, INC.
             HOMEOWNERS WAREHOUSE, INC.
             SERVICE MERCHANDISE CO. BROAD, INC.
             SERVICE MERCHANDISE COMPANY OF IOWA, INC.
             SERVICE MERCHANDISE COMPANY OF KANSAS, INC.
             SERVICE MERCHANDISE CO. NO 30, INC.
             SERVICE MERCHANDISE CO. NO 34, INC.
             SERVICE MERCHANDISE CO. NO 35, INC.
             SERVICE MERCHANDISE CO. NO 51, INC.
             SERVICE MERCHANDISE CO. NO 93, INC.
             SERVICE MERCHANDISE CO. NO 99, INC.
             SERVICE MERCHANDISE FINANCIAL CO., INC.
             SERVICE MERCHANDISE INDIANA PARTNERS (by its Partners,
               Service Merchandise Co. No. 34, Inc., and Service Merchandise Co. No. 35, Inc.)
             SERVICE MERCHANDISE OF TENNESSEE LIMITED PARTNERSHIP
               (by its General Partner, Service Merchandise Company, Inc.)
             SERVICE MERCHANDISE OF TEXAS LIMITED PARTNERSHIP
               (by its General Partner, Service Merchandise Company, Inc.)
             SMC-HC, INC.
             THE TOY STORE, INC.
             WHOLESALE SUPPLY COMPANY, INC.
             A.F.S. MARKETING SERVICES, INC.
             SERVICE MERCHANDISE CO. OF NEW YORK, INC.
             SERVICE MERCHANDISE OFFICE SUPPLY, INC.
             SERVICE MERCHANDISE SHOWROOMS, INC.
             SERVICE MERCHANDISE RM, INC.
             THE McNALLY SUPPLY COMPANY
             TRAVEL MANAGEMENT CONSULTANTS, INC.
             PROMOTABLES, INC.
                 as the Guarantors


             By:  /s/ C. Steven Moore
                  ---------------------------------
                     Name:
                     Title:





                                SIGNATURE PAGE TO
                            MASTER SECURITY AGREEMENT

                                   CITICORP USA, INC.,
                                   as Administrative Agent



                                   By:
                                        ---------------------------------
                                        Claudia Slacik
                                        Vice President








                                SIGNATURE PAGE TO
                            MASTER SECURITY AGREEMENT

                                                                      Schedule 1



                         NOTICE ADDRESS OF EACH GRANTOR





                                  SCHEDULE 1 TO
                            MASTER SECURITY AGREEMENT

                                                                      Schedule 2



                          DESCRIPTION OF PLEDGED STOCK









                     DESCRIPTION OF PLEDGED DEBT SECURITIES









                          PLEDGED PARTNERSHIP INTERESTS











                                  SCHEDULE 3 TO
                            MASTER SECURITY AGREEMENT

                                                                      Schedule 4



                          JURISDICTION OF ORGANIZATION
                     AND LOCATION OF CHIEF EXECUTIVE OFFICE



            Grantor                                Jurisdiction





                           Location for all Grantors:







                                  SCHEDULE 4 TO
                            MASTER SECURITY AGREEMENT

                                                                      Schedule 5


                       LOCATION OF INVENTORY AND EQUIPMENT



        Grantor                                          Locations






                                  SCHEDULE 5 TO
                            MASTER SECURITY AGREEMENT

                                                                      Schedule 6

                        COPYRIGHTS AND COPYRIGHT LICENSES









                           PATENTS AND PATENT LICENSES









                        TRADEMARK AND TRADEMARK LICENSES










                                  SCHEDULE 6 TO
                            MASTER SECURITY AGREEMENT